UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Chemed Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 29, 2009

The Annual Meeting of Stockholders of Chemed Corporation will be held at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on May 29, 2009, at 11:00 a.m. Eastern Time for the following purposes:

(1)	To elect directors;

(2)	To ratify the selection of independent accountants by the Audit Committee of the Board of Directors; and

(3)	To transact any other business properly brought before the meeting.

The above matters are described in the Proxy Statement accompanying this Notice.  You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods:  (a) complete, sign, date and return your WHITE proxy card in the postage-paid envelope provided or (b) vote by telephone or vote via the Internet using the instructions on your WHITE proxy card.  Voting instructions are described in more detail in the Proxy Statement.

WE ALSO URGE YOU NOT TO VOTE OR SUBMIT ANY GOLD PROXY CARD SENT TO YOU BY MMI INVESTMENTS, L.P. OR ANY OF ITS AFFILIATES.  YOU CAN REVOKE ANY SUCH PROXY CARD YOU MAY HAVE PREVIOUSLY SUBMITTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT.

Your vote is extremely important.  If you have any questions or require any assistance with voting your shares, please contact the Board of Directors’ proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free:  (877) 825-8631
Banks and Brokers May Call Collect:  (212) 750-5833

Stockholders of record at the close of business on March 31, 2009, are entitled to notice of, and to vote at, the Annual Meeting.

Naomi C. Dallob
Secretary

April 29, 2009

PROXY STATEMENT

This Proxy Statement and the accompanying WHITE proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Chemed Corporation (the “Company” or “Chemed”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. Eastern Time at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, on May 29, 2009 (the “Annual Meeting”), and any adjournments or postponements thereof.  The Company’s mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.  The approximate date on which this Proxy Statement and the enclosed WHITE proxy card are first being given or sent to stockholders is April 30, 2009.

On March 19, 2009, the Company received notice from MMI Investments, L.P. (“MMI”) stating its intention to nominate five individuals for election to the Board at the Annual Meeting.  Based upon MMI’s public filings, the Company believes that MMI, its affiliates and certain other related parties (collectively, the “MMI Group”) will solicit proxies or nominate individuals for election as directors at the Annual Meeting.  Nominations by the MMI Group have NOT been endorsed by the Board.  We urge you NOT to sign or return any gold proxy card that you may receive from the MMI Group.  The Company is not responsible for the accuracy of any information provided by or relating to the MMI Group contained in any proxy solicitation materials filed or disseminated by the MMI Group or any other statements that they may otherwise make.

The Board unanimously recommends that you vote FOR the election of each of the Board’s nominees named on the WHITE proxy card accompanying this Proxy Statement.  Please read “How to Vote” for more information on how to vote or revoke your proxy.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders as recorded in the Company’s stock register on March 31, 2009 will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.  On such date, the Company had outstanding 22,583,072 shares of capital stock, par value $1 per share (“Capital Stock”), entitled to one vote per share.  The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s office in Cincinnati.  The list will also be available during the meeting for inspection by stockholders.

QUORUM

The Company’s bylaws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of Capital Stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business.  Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present.  Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important – we urge you to vote by proxy even if you plan to attend the Annual Meeting.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy.  By submitting a proxy, you are legally authorizing another person to vote your shares.  The enclosed WHITE proxy card designates Messrs. McNamara and Walsh to vote your shares in accordance with the voting instructions you indicate on your WHITE proxy card.

If you submit your executed WHITE proxy card designating Messrs. McNamara and Walsh as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement.  In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his or her discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

●
Vote by Mail:  You can vote your shares by mail by completing, signing, dating and returning your WHITE proxy card in the postage-paid envelope provided.  In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed WHITE proxy card by 5:00 p.m. Eastern Time on May 28, 2009.

●
Vote by Telephone:  You can also vote your shares by calling the number (toll-free in the United States and Canada) indicated on your WHITE proxy card at any time and following the recorded instructions.  If you submit your proxy by telephone, then you may submit your voting instructions up until 12:00 a.m. Eastern Time on May 29, 2009.  If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

●
Vote via the Internet:  You can vote your shares via the Internet by going to the Web site address for Internet voting indicated on your WHITE proxy card and following the steps outlined on the secure Web site.  If you submit your proxy via the Internet, then you may submit your voting instructions up until 12:00 a.m. Eastern Time on May 29, 2009. If you are a beneficial owner, or you hold your shares in “street name”, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet.

Please let us know whether you plan to attend the Annual Meeting by marking the appropriate box on your WHITE proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. Your nominee is required to vote your shares in accordance with your instructions.  If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).

If the MMI Group solicits proxies to elect MMI’s nominees to the Board at the Annual Meeting, then the election of directors will be a “non-discretionary” item for any nominee holding shares on your behalf.  As a result, if you do not provide instructions as to how your shares are to be voted in the election of directors, your nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of the Board’s or MMI’s nominees.  We urge you to provide instructions to your nominee so that your votes may be counted on this important matter.  You should vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your nominee to ensure that your shares will be voted on your behalf for the Board’s nominees.

Your proxy is revocable.  If you are a stockholder of record, after you have submitted your WHITE proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.  If you wish to revoke your submitted WHITE proxy card and submit new voting instructions by mail, then you must sign, date and mail a new WHITE proxy card with your new voting instructions, which we must receive by 5:00 p.m. Eastern Time on May 28, 2009. If you are a stockholder of record and you voted your WHITE proxy card by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 12:00 a.m. Eastern Time on May 29, 2009. You also may revoke your WHITE proxy card by attending the Annual Meeting and voting your shares in person. Atte∙nding the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

THE BOARD RECOMMENDS THAT YOU DO NOT SIGN OR RETURN ANY GOLD PROXY CARD THAT MAY BE SENT TO YOU BY THE MMI GROUP, EVEN AS A PROTEST.  Withholding authority to vote for MMI’s nominees on a gold proxy card that the MMI Group may send you is not the same as voting FOR the Board’s nominees.  Even a vote against MMI’s nominees on its gold proxy card will cancel any previous proxy submitted by you.  If you have previously submitted a gold proxy card that may have been sent to you by the MMI Group, you may change any vote you may have cast in favor of MMI’s nominees and vote in favor of the Board’s nominees by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or via the Internet, or by attending the Annual Meeting and voting your shares in person.

Your vote is very important to the Company.  If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed WHITE proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions.  Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on March 31, 2009, or if you hold a valid proxy for the meeting.  You should be prepared to present photo identification for admission.

If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification.  Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee.  Rather, you should vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your nominee to ensure that your shares will be voted on your behalf, as described above.

If you have questions or require any assistance with voting your shares, please contact the Board’s proxy solicitor, Innisfree M&A Incorporated at:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free:  (877) 825-8631
Banks and Brokers May Call Collect:  (212) 750-5833

ELECTION OF DIRECTORS

In the election of directors, every stockholder has the right to vote each share of Capital Stock owned by such stockholder on the record date for as many persons as there are directors to be elected.  Eleven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.  Cumulative voting is not permitted.  To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting.  Because MMI has indicated that it will nominate five candidates for election to the Board, the Company expects that the number of nominees for election as directors at the Annual Meeting will exceed the number of directors to be elected at the Annual Meeting.  This excess means that the 11 nominees standing for election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors.  Only votes cast FOR a nominee will be counted.  Abstentions, votes withheld and broker non-votes will be excluded entirely from the vote.

NOMINEES

Unless otherwise indicated by your WHITE proxy card, if you return a validly completed and executed WHITE proxy card or vote your WHITE proxy card by telephone or via the Internet, your shares will be voted FOR the nominees named below.  Each of the nominees named below is a current director standing for re-election, and each was elected at the Annual Meeting of Stockholders held on May 19, 2008, except for Messrs. Ernest J. Mrozek and Thomas P. Rice, who are standing for election for the first time.  Mr. Timothy S. O’Toole and Ms. Sandra E. Laney are not standing for re-election.  As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve.  Each nominee named below has consented to being named in this Proxy Statement and to serve if elected.

Kevin J. McNamara Director since 1987 Age: 55
Mr. McNamara is President and Chief Executive Officer of the Company and has held these positions since August 1994 and May 2001, respectively.  Previously, he served as Executive Vice President, Secretary and General Counsel from November 1993, August 1986 and August 1986, respectively, to August 1994.

Joel F. Gemunder Director since 1977 Age: 69
Mr. Gemunder is President and Chief Executive Officer of Omnicare, Inc., Covington, Kentucky (healthcare products and services) (“Omnicare”), and has held these positions since May 1981 and May 2001, respectively.  Omnicare is a former wholly owned subsidiary of the Company that became a publicly owned corporation in 1981 and has not been a Chemed affiliate since at least 1996.  He is also a director of Omnicare and Ultratech Stepper, Inc.

Patrick P. Grace Director since 1996 Age: 53
Mr. Grace is President of MLP Capital, Inc., New York, New York, an investment holding company which has had several real estate and mining interests in the southeastern United States.  He has held that position since March 1996.  Since October 2008 he is also the co-founder and Managing Principal of Apollo Philanthropy Partners, L.L.C., New York, New York (philanthropic advisory services).

Thomas C. Hutton Director since 1985 Age: 58	Mr. Hutton is a Vice President of the Company and has held this position since February 1988.

Walter L. Krebs Director from May 1989 to April 1991, May 1995 to May 2003 and since May 2005 Age: 76
Mr. Krebs retired as Senior Vice President-Finance, Chief Financial Officer and Treasurer of Service America Systems, Inc. (home and service warranties), a then-wholly owned subsidiary of the Company (“Service America”), in July 1999, having held the position since October 1997.  Previously, he was a Director-Financial Services of DiverseyLever, Inc. (formerly known as Diversey Corporation), Detroit, Michigan (specialty chemicals) (“Diversey”), from April 1991 to April 1996.  Previously, from January 1990 to April 1991, he was Senior Vice President and the Chief Financial Officer of the Company’s then-wholly owned subsidiary, DuBois Chemicals, Inc. (specialty chemicals) (“DuBois”).

Andrea R. Lindell Director since May 2008 Age: 65
Ms. Lindell is Dean and a Professor of the College of Nursing at the University of Cincinnati, a position she has held since December 1990.  Ms. Lindell is also Associate Senior Vice President of the Medical Center at the University of Cincinnati, a position she has held since July 1998.  From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati.  She is a director of Omnicare.

Ernest J. Mrozek Not previously a director Age: 55
Mr. Mrozek was Vice Chairman and Chief Financial Officer of the ServiceMaster Company, Memphis, Tennessee (residential and commercial cleaning, pest, lawn and other services), from November 2006 to March 2008, when he retired after the completion of its sale and relocation of its corporate headquarters.  He also served as its President and Chief Financial Officer from January 2004 to November 2006, its President and Chief Operating Officer from April 2002 to January 2004 and as a Group President and Chief Operating Officer from January 1997 to April 2002.  He joined the ServiceMaster Company in 1987, prior to which he spent 12 years with Arthur Andersen & Co., an international accounting firm.  He is a director of G&K Services, Inc.

Thomas P. Rice Not previously a director Age: 59
Mr. Rice was Chief Executive Officer of Andrx Corporation, Fort Lauderdale, Florida (specialty pharmaceuticals) (“Andrx”), from February 2004 to November 2006, when Andrx was sold to Watson Pharmaceuticals.  Following the sale, Mr. Rice returned as General Manager and Partner to Columbia Investments LLC, Baltimore, Maryland, which invests in local businesses in Baltimore and which Mr. Rice co-founded in January 1996.  From January 1999 to March 2003, he was President and Chief Executive Officer of Chesapeake Biological Laboratories, Inc., Solomons, Maryland (pharmaceuticals manufacturing) (“Chesapeake”).  Before co-founding Columbia Investments LLC, Mr. Rice served as Executive Vice President and Chief Operating Officer of Circa Pharmaceuticals, Inc., Copiague, New York (pharmaceuticals manufacturing) (“Circa”), from June 1993 to January 1996.  Mr. Rice was also the Chief Financial Officer of Circa from June 1993 to January 1995.  Prior to joining Circa, Mr. Rice spent seven years as an accountant with Deloitte & Touche LLP, an international accounting firm. He was a director of Circa from June 1993 to January 1996, a director of Chesapeake from January 1997 to January 1999 and a director of Andrx from April 2003 to November 2006.

Donald E. Saunders Director from May 1981 to May 1982, May 1983 to May 1987 and since May 1998 Age: 64
Mr. Saunders is a Clinical Faculty Member at the Farmer School of Business, Miami University, Oxford, Ohio, and has held this position since August 2001.  Mr. Saunders retired as President of DuBois, then a division of Diversey, in October 2000, having held that position since November 1993.

George J. Walsh III Director since 1995 Age: 63
Mr. Walsh is a partner with the law firm of Thompson Hine LLP, New York, New York, and has held this position since May 2002.  Prior to this date, Mr. Walsh was a partner with the law firm of Gould & Wilkie LLP, New York, New York, and held this position since January 1979.  Gould & Wilkie merged with Thompson Hine on May 1, 2002.  Mr. Walsh was elected the Chairman of the Board of Directors in March 2009.

Frank E. Wood Director since 2002 Age: 66
Mr. Wood is President and Chief Executive Officer of Secret Communications, LLC, Cincinnati, Ohio (former owner and operator of radio stations, and now a venture capital fund), and has held this position since 1994.  He is also co-founder and principal of The Darwin Group, Cincinnati, Ohio (venture capital firm specializing in second-stage investments), and has held this position since 1998.  Since 2000, he has also served as chairman of 8e6 Technologies Corporation, Orange, California (developer of Internet filtering software).  He is also a director of Tribune Company.

The Board unanimously recommends that you vote FOR the election of each of the above-named nominees.

The Company has received notice from MMI that it intends to nominate five individuals for election to the Board at the Annual Meeting.  You may receive proxy solicitation materials from the MMI Group, including an opposition proxy statement and a gold proxy card.  THE BOARD URGES YOU NOT TO VOTE OR SUBMIT ANY GOLD PROXY CARD SENT TO YOU BY THE MMI GROUP. If you have previously returned or voted a gold proxy card sent to you by the MMI Group, you may revoke it by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or via the Internet, or by attending the Annual Meeting and voting your shares in person

CORPORATE GOVERNANCE

Director Compensation

The Company’s compensation program for directors who are not employees of the Company consists of annual cash fees and fully vested stock awards granted pursuant to the Chemed Corporation 1999 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “1999 Incentive Plan”), the Chemed Corporation 2002 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “2002 Incentive Plan”), the Roto-Rooter, Inc. 2004 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “2004 Incentive Plan”) and the Chemed Corporation 2006 Stock Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “2006 Incentive Plan”).  Directors who are not employees of the Company may also participate in the Chemed Corporation Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), which is described below.  Directors who are employees of the Company do not receive cash compensation for their service as directors, but do receive annual fully vested stock awards for such service pursuant to the 1999 Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan and the 2006 Incentive Plan.

The Board reviews and sets the cash compensation for non-employee directors and the fully vested stock awards for all directors.  In making its determination, the Board seeks input from the Compensation Committee’s independent compensation consultant, Compensation Strategies, Inc., as well as certain executive officers of the Company, and considers any such input, including as to the level of compensation necessary to attract and retain qualified directors, among the factors it reviews in setting the amount of compensation.  Director compensation is generally reviewed by the Board on an annual basis.

Effective May 16, 2006, each member of the Board of Directors who is not an employee of the Company is paid an annual fee of $20,000 and a fee of $3,000 for each Board meeting attended.  Mr. Walsh is paid an additional annual fee of $135,000 for his service as Chairman of the Board.  Each member of the Board’s Audit Committee (other than its chairman), Compensation/Incentive Committee (the “Compensation Committee”) (other than its chairman) and Nominating Committee (including its chairman) is paid an additional annual fee of $10,000, $3,500 and $7,000, respectively, for his or her service on that Committee.  The chair of the Audit Committee is paid $20,000 per year, and the chair of the Compensation Committee is paid $5,250 per year.  A Committee member also is paid $1,000 for each Committee meeting (other than meetings of the Nominating Committee) attended unless the Committee meeting is on the same day as a meeting of the Board of Directors, in which case Committee members are paid $500 for attendance at the Committee meeting.  Messrs. McNamara, O’Toole and T. C. Hutton, who are employees of the Company, do not receive cash compensation for their service as directors, but do receive annual fully vested stock awards, as detailed below. Each member of the Board of Directors and of a Committee is additionally reimbursed for reasonable travel expenses incurred in connection with attendance at Board and Committee meetings.

In May 2008, Messrs. Gemunder, Grace, Krebs, Saunders and Wood and Ms. Laney and Ms. Lindell each received $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock.  Mr. Walsh also received the cash equivalent of a fully vested stock award of 1,000 shares of Capital Stock, or $33,750.  Mr. Charles H. Erhart, Jr., who retired as a director in May 2008, received $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock in May 2008 and received an additional fully vested stock award of 2,000 shares of Capital Stock, valued at $88,600, on August 8, 2008 in recognition of his retirement and years of service as a director.  During 2008, Messrs. McNamara, O’Toole and T. C. Hutton each received $13,500 in the form of a fully vested stock award of 400 shares of Capital Stock.  Mr. E. L. Hutton, who served in the non-executive position of Chairman of the Board during 2008 and who died in March 2009, also received $13,500 in the form of a fully vested stock award of 400 shares of Capital Stock.

In addition, the Company maintains the Director Deferred Compensation Plan in which certain directors who are not employees of the Company or of a subsidiary of the Company participate.  Under such plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per year.  These amounts are used to purchase shares of Capital Stock, and all dividends are reinvested in Capital Stock.  Each participant is entitled to receive the balance in his or her account within 90 days following the date he or she ceases to serve as a director.  In 2008, each of Messrs. Gemunder, Grace, Krebs, Saunders, Walsh and Wood and Ms. Laney received contributions of $4,000; Mr. Erhart received contributions of $2,000; and Ms. Lindell received contributions of $3,000, in each case in his or her respective account in the Director Deferred Compensation Plan.

Directors may participate in the Company’s health insurance plans by paying rates offered to former employees under COBRA.

In 2008, the Company provided the following compensation to directors for their service as directors of the Company:

DIRECTOR COMPENSATION-2008 (a)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(b)	All Other Compensation ($)	Total ($)
Edward L. Hutton	$-	$13,500	-	$13,500
Charles H. Erhart, Jr. (c)	38,583	124,350	-	162,933
Joel F. Gemunder	42,667	37,750	-	80,417
Patrick P. Grace	59,000	37,750	-	96,750
Thomas C. Hutton (d)	-	13,500	-	13,500
Walter L. Krebs	52,500	37,750	-	90,250
Sandra E. Laney (d)	38,000	37,750	-	75,750
Andrea R. Lindell	29,167	36,750	-	65,917
Donald E. Saunders	64,500	37,750	-	102,250
George J. Walsh III	89,917	4,000	-	93,917
Frank E. Wood	42,012	37,750	-	79,762

(a)
The Director Compensation Table excludes certain executive compensation figures for (i) Messrs. McNamara and O’Toole, which are disclosed under the “—Summary Compensation Table” heading below and (ii) Messrs. E. L. Hutton and T. C. Hutton and Ms. Laney, which are disclosed under the “Certain Relationships and Transactions” heading below.  Messrs.  McNamara, O’Toole and T. C. Hutton, who are employees of the Company, and Mr. E. L. Hutton, who was an employee of the Company until his death in March 2009, only received fully vested stock awards for their service as directors in 2008.

(b)
Amounts for each of Messrs. Gemunder, Grace, Krebs, Saunders and Wood and Ms. Laney include contributions of $4,000 used to purchase Capital Stock held in the Director Deferred Compensation Plan and $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock.  The amount included for Mr. Erhart includes contributions of $2,000 used to purchase Capital Stock held in the Director Deferred Compensation Plan, $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock and a special fully vested stock award of 2,000 shares of Capital Stock valued at $88,600.  The amount for Mr. Walsh includes contributions of $4,000 used to purchase Capital Stock held in the Director Deferred Compensation Plan.  The amount for Ms. Lindell includes contributions of $3,000 used to purchase Capital Stock held in the Director Deferred Compensation Plan and $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock.  The amounts for Messrs. E. L. Hutton and Mr. T. C. Hutton include $13,500 in the form of a fully vested stock award of 400 shares of Capital Stock.

(c)
Mr. Erhart served as a director until his retirement on May 19, 2008.  Following his retirement, Mr. Erhart served as a Director Emeritus until his death in January 2009.  In 2008, Mr. Erhart received cash fees of $24,583 and contributions of $2,000 used to purchase Capital Stock held in the Director Deferred Compensation Plan for his service as a director and $14,000 in cash compensation and $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock in his capacity as a Director Emeritus.  Mr. Erhart received an additional fully vested stock award of 2,000 shares of Capital Stock, valued at $88,600, in recognition of his retirement and years of service as a director.

(d)
At December 31, 2008, Mr. T. C. Hutton and Ms. Laney held stock option awards for the purchase of 46,000 shares and 40,000 shares, respectively, of Capital Stock, and Mr. Hutton held 2,450 shares of restricted stock.  These stock option and restricted stock awards were granted to Mr. Hutton and Ms. Laney as compensation while employed by the Company and not in their capacity as directors.

Directors Emeriti

The Board of Directors has a policy of conferring the honorary designation of Director Emeritus upon former directors who made valuable contributions to the Company and whose continued advice is believed to be of value to the Board of Directors.  The designation as Director Emeritus is customarily conferred by the Board on an annual basis but may be conferred at such other times and for such other periods as the Board may determine.  Each Director Emeritus is furnished with a copy of all agendas and other materials furnished to members of the Board of Directors generally and is invited to attend all meetings of the Board; however, a Director Emeritus is not entitled to vote on any matters presented to the Board.  A Director Emeritus is paid an annual fee of $18,000 and $500 for each meeting attended.

Mr. John M. Mount, who served as a director of the Company from 1986 to 1991 and from 1994 to 2003, was designated a Director Emeritus in May 2005.  In 2008, the Company paid Mr. Mount $21,000 in cash fees and granted him $33,750 in the form of a fully vested stock award of 1,000 shares of Capital Stock for his service as a Director Emeritus.  Since March 1, 2007, he has also received $1,000 per month as a consultant to the Company.  It is anticipated that, at the 2009 annual meeting of the Board of Directors, Mr. Mount will again be designated as a Director Emeritus.  Mr. Erhart, who served as a director from 1970 to 2008, was designated as a Director Emeritus in May 2008.  He died in January 2009.  The compensation paid to Mr. Erhart in 2008 as a Director Emeritus is set forth in footnote (c) to the Director Compensation Table.

Committees and Meetings of the Board

The Company has the following Committees of the Board of Directors: Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee The Audit Committee (a) is directly responsible for the appointment, compensation and oversight of a firm of independent registered accountants to audit the consolidated financial statements of the Company, (b) reviews and reports to the Board of Directors on the Company’s annual financial statements and the independent accountants’ report on such financial statements, (c) meets with the Company’s senior financial officers, internal auditors and independent accountants to review audit plans and work regarding the Company’s accounting, financial reporting and internal control systems and other non-audit services and (d) confers quarterly with senior management, internal audit staff and the independent accountants to review quarterly financial results.  The Audit Committee consists of Messrs. Grace, Krebs and Saunders, with Mr. Saunders serving as chairman.  Each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange, and the Board  of Directors has determined that Mr. Saunders and Mr. Krebs qualify as “audit committee financial experts” within the meaning of the applicable United States Securities and Exchange Commission (the “SEC”) regulations.  The Audit Committee met six times during 2008.  A copy of the Audit Committee Charter is available at www.chemed.com.

Compensation Committee The executive compensation program is administered by the Compensation Committee.  The Compensation Committee makes recommendations to the Board of Directors concerning (a) base salary and annual cash incentive compensation for executives of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings & Retirement Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Retirement Plan”).  In addition, the Compensation Committee administers the 1999 Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan, the 2006 Incentive Plan and the Chemed Corporation 1999 Long-Term Employee Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “1999 Long-Term Incentive Plan” and, collectively with the 1999 Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan and the 2006 Incentive Plan, the “Stock Incentive Plans”) and the Chemed Corporation 2002 Executive Long-Term Incentive Plan (as amended, supplemented or otherwise modified as of the date hereof, the “LTIP”), under which it reviews and approves the granting of cash, stock option and stock awards.  The Compensation Committee consists of Messrs. Walsh and Wood and Ms. Lindell, with Mr. Walsh serving as chairman.  Each member of the Compensation Committee is independent as defined under the listing standards of the New York Stock Exchange.  The Compensation Committee met five times during 2008.  A copy of the Compensation Committee Charter is available on the Company’s Web site, www.chemed.com.

Nominating Committee The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted to the Committee by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board.  In identifying and evaluating nominees for director, the Nominating Committee considers candidates with a wide variety of academic backgrounds and professional and business experiences.  After reviewing the candidates’ backgrounds and qualifications, the Nominating Committee personally interviews those candidates it believes merit further consideration.  Once it has completed this process, the Nominating Committee makes its final recommendations to the Board.  Stockholders wishing to submit a candidate for election to the Board should submit the candidate’s name and a supporting statement to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.  The Nominating Committee has no formal policy with regard to the consideration of director candidates recommended by stockholders because it believes such recommendations are sufficiently rare that they may be effectively considered on a case-by-case basis.  The Nominating Committee consists of Messrs. Gemunder, Grace and Walsh, with Mr. Walsh serving as chairman.  Each member of the Nominating Committee is independent as defined under the listing standards of the New York Stock Exchange.  The Nominating Committee met once during 2008.  A copy of the Nominating Committee Charter is available on the Company’s Web site, www.chemed.com.

In response to MMI’s announcement that it would nominate five candidates for election to the Board at the Annual Meeting, the Company approached certain of its large stockholders to seek their input on the composition of the Board and to obtain suggestions for potential nominees to stand for election as independent directors.  One of the Company’s largest stockholders identified three potential nominees.  An outside advisor to the Company also responded to a request by the Company for recommendations and identified a fourth prospective candidate.  In addition, each of the Chief Executive Officer of the Company and the Chairman of the Board suggested potential nominees, resulting in a total of six candidates.  From these six potential nominees, the Nominating Committee recommended, and the Board nominated, Mr. Rice, a candidate recommended by a large stockholder of the Company, and Mr. Mrozek, the candidate recommended by the Chief Executive Officer, for election to the Board at the Annual Meeting.

Board Meetings The Board of Directors has five scheduled meetings a year, at which it reviews and discusses reports by management on the performance of the Company and its operating subsidiaries, its plans and properties, as well as immediate issues facing the Company.  The Board also periodically meets during its meetings in executive session, without executives or management directors present.  Such sessions have been presided over by whichever non-management director raised a topic for discussion and will, in the future, be presided over by the Chairman of the Board.

During 2008, there were six meetings of the Board of Directors.  Each director attended at least 75% of the Board meetings and his or her applicable Committee meetings.  While the Company does not have a formal policy with regard to Board members’ attendance at the Annual Meeting of Stockholders, all members of the Board are encouraged to attend.  Twelve members of the Board attended last year’s Annual Meeting of Stockholders held on May 19, 2008.

Director Independence The Board and the Nominating Committee undertake an annual review of director and nominee independence.  They consider transactions and relationships between each director or nominee or any member of such director’s or nominee’s immediate family or any other person sharing such director’s or nominee’s home and the Company and its subsidiaries and affiliates, including those reported under the heading “Certain Relationships and Transactions” below.  The Board and the Nominating Committee also examine transactions and relationships between directors and nominees and their respective affiliates and members of the Company’s senior management and their affiliates.  The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director or nominee is independent under the New York Stock Exchange corporate governance listing standards.

As a result of its 2009 review, the Board and the Nominating Committee affirmatively determined that, under the New York Stock Exchange listing standards, the following directors and nominees, constituting a majority of the individuals nominated for election as directors at the Annual Meeting, are independent of the Company and its management: Messrs. Gemunder, Grace, Krebs, Mrozek, Saunders, Rice, Walsh and Wood and Ms. Lindell.

Compensation Committee Interlocks and Insider Participation The Compensation Committee is comprised of Messrs. Walsh and Wood and Ms. Lindell.  No member of the Compensation Committee has any direct or indirect material interest in or relationship with the Company, other than holdings of Capital Stock as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” below and as related to his or her position as a director.  During 2008, no executive officer of the Company served on the compensation committee of any other entity where an executive officer of such entity also served on the Board of Directors, and no executive officer of the Company served on the board of directors of any other entity where an executive officer of such entity also served on the Compensation Committee.

Policies and Procedures The Audit Committee reviews all material transactions with related persons as identified by management.  In February 2007, the Audit Committee adopted a written policy and set of procedures for reviewing transactions between the Company and related persons, who include directors, nominees, executive officers and any person known to be the beneficial owner of more than 5% of the Company’s voting securities (each, a “related person”), any immediate family member of a related person and any person sharing the household of a related person.  The policy also covers any firm, corporation or other entity in which any related person is employed or is a partner or principal, or in which such related person has a 5% or greater beneficial ownership interest.  Prior to entering into a transaction with a related person, notice must be given to the Secretary of the Company containing (a) the related person’s relationship to the Company and interest in the transaction, (b) the material facts of the transaction, (c) the benefits to the Company of the transaction, (d) the availability of any other sources of comparable products or services and (e) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party.  If the Company’s Secretary and Chief Financial Officer determine that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval.  The policy also provides for the quarterly review of related person transactions which have not previously been approved or ratified and any other such transactions which come to the attention of the Company’s Chief Executive Officer, Chief Financial Officer, Controller or Secretary.  If the transaction is pending or ongoing, it will be promptly submitted to the Audit Committee for approval.  If the transaction is completed, it will be submitted to the Audit Committee to determine if ratification or rescission is appropriate.  This policy also covers charitable contributions or pledges by the Company to non-profit organizations identified with a related person.

Code of Ethics The Board of Directors has adopted Corporate Governance Principles and Policies on Business Ethics, which, along with the charters of the Audit, Compensation/Incentive and Nominating Committees, are available on the Company’s Web site under Corporate Governance — Governance Documents (www.chemed.com).  Printed copies may be obtained from the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

Stockholder Communications Stockholders and others wishing to communicate with members of the Board should mail such communications to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.  The Secretary will forward these communications to the Board and, if applicable, to specified individual directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the material elements of the compensation of the Company’s named executive officers.  The Company’s named executive officers for 2008 are Mr. McNamara, President and Chief Executive Officer; David P. Williams, Executive Vice President and Chief Financial Officer; Mr. O’Toole, Executive Vice President; Spencer S. Lee, Executive Vice President; and Arthur V. Tucker, Jr., Vice President and Controller.

Overview of Compensation Program

The executive compensation program is administered by the Compensation Committee.  The membership of the Compensation Committee is comprised of three independent directors.  The Compensation Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning (a) base salary and annual cash incentive compensation for executives of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Retirement Plan.  The recommendations of the Compensation Committee on such matters must be approved by the non-employee members of the Board of Directors.  The employee members of the Board of Directors are not present when compensation recommendations are presented to the Board of Directors and discussed, and such members do not vote on compensation issues.  The Compensation Committee also administers the Stock Incentive Plans, under which it reviews and approves the granting of stock option and stock awards, and the LTIP.  The Compensation Committee also has retained the services of independent compensation consultants to assist and advise it in administering the executive compensation program.  Currently, Compensation Strategies, Inc., an independent compensation advisory firm, has been retained by, and reports to, the Compensation Committee.  Other than its work for the Compensation Committee and advising the Board on director compensation, it does no other work for the Company.

How Compensation Decisions Are Made

Generally, in February of each year, certain senior executives of the Company, including the Chief Executive Officer, prepare recommendations for annual cash incentives and long-term equity awards to be made to Company employees, other than the Chief Executive Officer, based on the performance of the employees and the Company during the past year.  The recommendations made by the Chief Executive Officer and other senior executives to the Compensation Committee, which include detailed memoranda and tally sheets, take into consideration historical compensation, including base salaries, annual incentive compensation and long-term equity awards, performance of the Company as a whole, performance of the individual business unit for which the employee is responsible and performance of the individual employee.  The Compensation Committee then meets to determine the long-term equity awards for each executive and to review and consider the recommendations prepared by the Company’s senior executives in order to determine the recommendations that the Compensation Committee will make to the non-employee members of the Board of Directors with respect to the amount of annual cash incentives for each executive.  The Compensation Committee makes compensation recommendations to the non-employee members of the Board of Directors regarding the compensation of the Chief Executive Officer without the input of any Company employees.  The Compensation Committee can exercise its discretion in modifying any recommendations of the Company’s senior executives.

Base salaries of executives are reviewed generally by the Compensation Committee every 14 months and approved by the non-employee members of the Board of Directors.  As a component of the review and approval process, the Compensation Committee and the non-employee members of the Board consider the recommendations of the Chief Executive Officer and certain senior executives of the Company as to the base salaries of Company executives, other than the Chief Executive Officer.  The Chief Executive Officer’s base salary is reviewed and determined without the input of Company employees.  In determining recommended base salaries for the Company’s executives, the Compensation Committee also considers each executive’s then-current base salary and total incentive compensation and the individual performance of each executive during the then-past 14-month period.

The Compensation Committee directly grants compensation, such as cash, stock option and stock awards, under the Stock Incentive Plans and the LTIP.

Role of Executive Officers

The Chief Executive Officer and certain other senior executives of the Company provide recommendations to the Compensation Committee concerning compensation of Company executives, other than the Chief Executive Officer.  Additionally, as part of its process, the Compensation Committee meets with the Chief Executive Officer to obtain input with respect to compensation decisions, including the performance of the Company’s senior executives other than the Chief Executive Officer.  In addition to meeting with the Chief Executive Officer, the Compensation Committee meets in executive session without any Company employees present.

Objectives of Compensation Program

The Company’s executive compensation program is intended to achieve the objectives of aligning executives’ interests with those of its stockholders by rewarding the executives for long-term growth in the value of the Capital Stock and encouraging them to hold a significant amount of the Company’s equity; paying for performance through both cash and equity-based incentives that, in turn, provide greater rewards for stronger performance of the Company as a whole and the Company’s business units; paying competitively in order to attract and retain senior executives; and creating incentive to maximize the long-term growth of the Company’s business.  To achieve these objectives, the elements of executive compensation are designed to reward past performance and establish incentive for future growth.

Elements of Compensation

The elements of the Company’s executive compensation program include base salary, annual cash incentive compensation and long-term incentive compensation in the forms of stock option awards, restricted stock awards and awards under the LTIP (in the form of cash and restricted and fully vested stock awards).  Components of compensation that are available generally to all Company employees, including the Company’s named executive officers, are defined contribution plans and welfare benefit plans (including life insurance, health insurance, dental insurance and long-term disability benefits).  In addition, the Chemed Corporation Excess Benefit Plan No. 1 (as amended, supplemented or otherwise modified as of the date hereof, the “Excess Benefit Plan”), the Chemed Corporation Long Term Care Insurance Plan, the Chemed Corporation Supplemental Pension and Life Insurance Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Supplemental Pension Plan”), the Chemed Corporation Supplemental Severance Benefit Plan (as amended, supplemented or otherwise modified as of the date hereof, the “1986 Severance Plan”) and the Roto-Rooter Deferred Compensation Plan No. 1 (as amended, supplemented or otherwise modified as of the date hereof, the “Deferred Compensation Plan”) are available as components of compensation to executives and other highly compensated individuals.  Base salary, annual cash incentive compensation and pension and welfare benefit plans are established by the non-employee members of the Board based on the levels that the Compensation Committee and such Board members determine are competitive and are intended to reward executives for current and past performance, while longer-term incentives, such as stock option awards, restricted stock awards and awards under the LTIP, are intended to create incentive for future growth.

Amount of Each Element of Compensation; Role of Peer Groups; Decisions Concerning Payments

The Compensation Committee exercises its discretion in recommending compensation for executives using performance standards and market studies of a peer group of companies with the assistance of Compensation Strategies, Inc.  The Compensation Committee intends compensation to be linked directly to personal performance and to the Company’s overall results, as well as to the results of the specific business units for which executives are responsible.  The Company’s executive compensation program is focused on rewarding long-term growth.

The Compensation Committee meets as often as necessary in order to carry out its duties.  In 2008, the Compensation Committee met five times.  The Compensation Committee periodically reviews each executive’s total compensation, including base salary, annual cash incentive compensation, stock option awards, restricted stock awards, awards under the LTIP, unrealized stock option award gains, perquisites and defined contribution plan holdings (including the amounts contributed to such plans by the Company), as well as such executive’s Capital Stock holdings, in recommending or setting, as applicable, each element of compensation.  The Compensation Committee balances the types of compensation for each executive between fixed compensation and performance-based compensation in such a way that less robust Company performance will result in a lower total compensation to the executive. For example, compensation levels in 2008 were generally lower than in 2007 due to the achievement in 2007 of EBITDA and share price targets that resulted in awards pursuant to the LTIP while there was no such achievement or awards in 2008.  In 2008, the total compensation, as set forth in the Summary Compensation Table, of all the named executive officers was lower by the following amounts:  Mr. McNamara - 7.9%; Mr. Williams - 10.4%; Mr. O’Toole - 19.6%; Mr. Lee - 28.5%; and Mr. Tucker - 20.5%.

In July 2008, the Compensation Committee reviewed a market study prepared by Compensation Strategies, Inc. to determine if the levels and types of compensation paid by the Company to its management are appropriate in comparison with a peer group of companies and in the broader market.  The Compensation Committee was previously relying on a market study of compensation prepared in December 2004.  The companies considered to be part of the peer group in the 2008 study were:

Odyssey Healthcare Inc.
Emeritus Corp.
Healthcare Services Group
Healthways Inc.
Skilled Healthcare Group Inc.
Amedisys Inc.
Integrated Electrical Services
Rollins Inc.
Comfort Systems USA Inc.
Gentiva Health Services Inc.
Sun Healthcare Group Inc.
Lincare Holdings Inc.
Apria Healthcare Group Inc.
ABM Industries Inc.
Kindred Healthcare Inc.
Ecolab Inc.

Compensation Strategies, Inc. used regression analysis to normalize the data on annual revenues of the peer companies relative to the Company’s annual revenues to ensure comparability.  The market study showed that base salaries at the Company were comparable to the median level of base salaries for the peer group, and incentive compensation, which is based on Company performance, was above the median level.  After studying the survey, the Compensation Committee determined that the level and balance of the Company’s compensation between fixed and variable incentive compensation were appropriate considering the relative performance of the Company as compared with the peer group.

Base Salaries

Base salaries of executives are reviewed generally by the Compensation Committee every 14 months.  In determining the base salaries it recommends to the non-employee members of the Board, the Compensation Committee considers recommendations by certain senior executives of the Company, except with respect to the Chief Executive Officer, for whom the Compensation Committee makes its determination without the input of Company employees.  In so doing, it considers each executive’s then-current base salary and total incentive compensation and evaluates the responsibilities held by each executive, and his or her experience and performance.  Additionally, Compensation Strategies, Inc. has periodically reviewed base salaries and provided advice to the Compensation Committee through the peer group studies discussed above.  The Compensation Committee recommends base salaries at levels it believes will attract and retain qualified executives.  In 2008, the annual base salary received by the named executive officers was increased as follows:  Mr. McNamara - 7.0%; Mr. Williams - 14.7%; Mr. O’Toole - 3.5%; Mr. Lee - 5.1%; and Mr. Tucker - 5.3%.

Annual Cash Incentives

Amounts of annual cash incentive compensation are recommended by the Compensation Committee to the non-employee members of the Board based on recommendations by certain senior executives of the Company, except with respect to the Chief Executive Officer, for whom the Compensation Committee makes its recommendation without the input of Company employees.  In arriving at annual cash incentive compensation amounts to recommend, the Compensation Committee endeavors to reward executives whose performance enhances the operating results of their business unit and of the Company as a whole.  Senior executives’ awards of annual cash incentive compensation are discretionary and based on the Compensation Committee’s evaluation of individual, business unit and Company performance rather than as a set target amount.  The Compensation Committee believes this structure provides a significant incentive for achieving superior operating performance.  The Company’s operating results as compared with historical results and the performance of relevant competitors (including the peer group companies listed above) are primary considerations in determining annual cash incentive compensation.  Sales and earnings growth, profitability, cash flow and return on investment are important performance measures in establishing annual cash incentive compensation amounts.  For example, in establishing annual cash incentive compensation for the executive, management and senior staff personnel, the Compensation Committee reviewed 2008 profit performance as compared with both 2006 and 2007 results as one of its primary criteria.  Diluted earnings per share from continuing operations, excluding early extinguishment of debt and other special items (“Adjusted EPS”), is one of the metrics considered by the Compensation Committee.

Long-Term Incentives

The Compensation Committee grants long-term incentive compensation pursuant to the Stock Incentive Plans and the LTIP.   While long-term incentive compensation may be paid under the Stock Incentive Plans in the form of stock option awards and restricted and fully vested stock awards, currently all of the long-term incentive awards granted pursuant to such plans are in the form of stock option or restricted stock awards.  LTIP awards may be made in the form of cash and restricted and fully vested stock awards; however, currently only restricted and fully vested awards are granted under the LTIP.  In granting long-term incentives in the form of stock option awards, restricted stock awards and LTIP awards, the Compensation Committee considers as recipients employees who have demonstrated capacity for contributing to the Company’s goals.  In all cases, the long-term equity awards are intended to encourage employees to act as owners of the business, further aligning their interests with those of stockholders.

The Compensation Committee grants stock option awards with an exercise price at no less than 100% of fair market value of Capital Stock on the date granted.  Historically, the vesting schedule of stock option awards varied from immediately exercisable to four annual installments commencing six months after the date an award was granted.  Since 2006, stock option awards vest ratably over three years, thus providing value to the Company’s employees only if the share price increases after the date such awards were granted and the employees remain employed for a significant period of time.  Restricted stock awards generally cliff vest on the fourth anniversary of the date granted, again with the intent of retaining employees for a significant period of time, and carry with them voting and dividend rights.

Historically, the Compensation Committee generally granted stock option awards to executives and non-executive employees at the annual meeting of the Board of Directors in May.  Beginning in 2009, such annual stock option awards are granted in February in order to allow the Compensation Committee to consider long-term incentive awards at the same time that it considers annual incentive awards.  Both long-term incentive awards and annual incentive awards are granted based on the Compensation Committee’s evaluation of an employee’s performance during the prior year.  The stock option and stock awards are not granted so as to “time” them before the release of material nonpublic information that is likely to result in an increase in share price (“spring-loading”) or delay them until after the release of material nonpublic information that is likely to result in a decrease in share price (“bullet-dodging”).  The Company does not reprice stock option awards or replace them if the share price declines after the date such stock option awards were granted.

The Compensation Committee grants a greater proportionate amount of stock option and stock awards to those executives with greater positions of responsibility.  The Compensation Committee considers each employee’s current stock option awards and Capital Stock holdings and previous stock option and stock awards in granting long-term equity awards.  Other factors considered by the Compensation Committee in granting stock option and stock awards include base salaries, annual cash incentive compensation, operating results of the business units and the Company as a whole, dilutive effects of stock option and stock awards and valuation of stock option awards under the Black-Scholes valuation method.

In May 2002, the stockholders of the Company approved the adoption of the LTIP, which covers officers and key employees of the Company.  It was intended to replace the Company’s restricted stock program under which restricted stock awards were granted which vested over a period of four or five years.  The LTIP is administered by the Compensation Committee.

Since 2002, the Compensation Committee has adopted LTIP guidelines that cover the granting of awards based on operating performance and attainment of target share prices.  Each period for establishing a set of targets for operating performance and share prices is called a Plan Period, and Plan Periods overlap due to the staggered timing of the set targets. The third Plan Period began in May 2006 and will expire in December 2010.  The LTIP provides for grants of cash awards and restricted and fully vested stock awards based on the achievement of certain targets.  However, currently only restricted and fully vested stock awards are granted, and they are granted in the following circumstances:

-
80,000 shares of Capital Stock in the aggregate are to be granted to the participants in the LTIP if the Company’s cumulative pro forma adjusted EBITDA reaches $465 million between January 1, 2007 and December 31, 2009, or if it reaches $604 million between January 1, 2007 and December 31, 2010.  The Company discloses pro forma adjusted EBITDA in its quarterly earnings releases.

-
80,000 shares of Capital Stock in the aggregate are to be granted to the participants in the LTIP if the share price reaches the following targets during any 30 trading days out of any 60-day trading period between May 15, 2006 and May 14, 2009:

-	20,000 shares of Capital Stock at $62.00;
-	30,000 shares of Capital Stock at $68.00;
-	30,000 shares of Capital Stock at $75.00.

In addition, the Compensation Committee maintains discretion with regard to the granting of an additional 25,000 shares of Capital Stock in the aggregate to the participants in the LTIP under the current LTIP guidelines.

If the operating performance and share price targets are met, the Compensation Committee determines the number of stock awards to be granted to each participant, other than the Chief Executive Officer, based on the recommendations of certain senior executives of the Company.  The number of stock awards to be granted to the Chief Executive Officer is determined by the Compensation Committee without the input of Company employees.

       In March 2007, the Compensation Committee granted 100,000 shares of fully vested Capital Stock in the aggregate to the participants in the LTIP upon attainment of a cumulative pro forma adjusted EBITDA target of $365 million under the second Plan Period of the LTIP, covering the period of 2004 to 2007.  The shares of Capital Stock granted included an aggregate of 88,000 shares designated for granting upon achievement of the EBITDA performance target and an aggregate of 12,000 shares granted pursuant to the discretion of the Compensation Committee for the second Plan Period of the LTIP.

In June 2007, the Compensation Committee granted 22,200 shares of fully vested Capital Stock in the aggregate to the participants in the LTIP upon attainment of the $62.00 share price target under the third Plan Period of the LTIP.  The shares of Capital Stock granted included an aggregate of 20,000 shares designated for granting upon achievement of the share price target and an aggregate of 2,200 shares granted pursuant to the discretion of the Compensation Committee for the third Plan Period.

Neither the cumulative pro forma adjusted EBITDA target nor the share price targets were attained during 2008.  Accordingly, no awards were granted under the LTIP in 2008.

Annual Incentive Compensation from 2006 to 2008

The following table summarizes the percentage change in earnings per share and average annual incentive compensation, including cash and stock awards, for the Company’s executive, management and senior staff personnel for the period from 2006 to 2008.

	% Variance		Avg. Annual % Variance

	2007 vs. 2006	2008 vs. 2007	2006 - 2008
Reported Diluted EPS	15.7%	23.2%	19.4%
Adjusted EPS	60.5	5.3	30.0
Annual Incentive Compensation	60.2	(3.5)	24.4

Annual incentive compensation for the executive, management and senior staff personnel increased 24.4% on an average annual basis from 2006 to 2008.  Adjusted EPS for the same period increased 30.0% on an average annual basis.  For the one-year period from 2006 to 2007, Adjusted EPS increased 60.5% and annual incentive compensation increased a commensurate 60.2% on average for that period.  For the one-year period from 2007 to 2008, Adjusted EPS increased a relatively low 5.3% and annual incentive compensation declined 3.5% on average for that period as a result.  The Compensation Committee intends for incentive compensation to be set at levels reflective of the operating results of the Company as a whole and its individual subsidiaries in order to achieve its pay-for-performance goal and, ultimately, provide greater rewards for stronger performance of the Company.   For example, in 2008, net income for the Roto-Rooter group declined 15.3% while net income for the VITAS group increased 5.3%.  As a result, for 2008, management recommended a 17.0% decrease from 2007 annual incentive compensation for Company employees in the Roto-Rooter group and a 1.0% increase from 2007 annual incentive compensation for Company employees in the VITAS group.

Perquisites

The Company’s executive compensation program offers perquisites that are commonly available to senior executives, the nature and amounts of which are detailed in the All Other Compensation Table.

Retirement Benefits

The Company maintains the Retirement Plan, a tax-qualified defined contribution plan, for the benefit of its employees, including the named executive officers.  The Retirement Plan permits employees to contribute a portion of their pay to the plan on a pre-tax basis.  The Company also provides a matching contribution to employees who contribute to the plan. The named executive officers participate in the Retirement Plan within the limits imposed by the Internal Revenue Code (the “Code”) and the Employee Retirement Income Security Act (“ERISA”).

The Company also maintains the Excess Benefit Plan and the Deferred Compensation Plan, which are non-qualified supplemental savings plans for key employees, including the named executive officers, whose participation in the Retirement Plan is limited by the Code and ERISA.  Messrs. McNamara, Williams, O’Toole and Tucker participate in the Excess Benefit Plan, and Mr. Lee participates in the Deferred Compensation Plan.  These plans allow participants to defer up to 50% of their base salary and up to 85% of their annual cash incentive compensation and income from stock awards and provide a matching contribution from the Company.  Participants select mutual funds as investments, and amounts deferred and credited to participant accounts under the plans are credited with earnings or losses depending on the performance of the selected mutual funds.  Participants may receive the amounts credited to their accounts at retirement, termination of employment or on a specific date following termination or retirement and may also elect to receive a portion of each year’s deferral and earnings on a specific date prior to retirement or termination of employment.  Participants may receive such amounts in a lump-sum payment or in installment payments.

Each of the named executive officers also participates in the Supplemental Pension Plan, which provides certain key employees with a supplemental pension and optional life insurance benefit.  The Company accrues a fixed monthly contribution to each participant’s account under this plan, and participants’ accounts are credited with monthly earnings based on an annual interest rate.  Participants have the option to use a portion of this Company contribution to purchase supplemental term life insurance.  Mr. Tucker also participates in the 1986 Severance Plan, which is an unfunded defined contribution plan in which Mr. Tucker’s account is credited with certain Company contributions that will pay out upon his death or termination of employment.

Tax Considerations

U.S. federal income tax law prohibits the Company from taking a deduction for compensation paid to its covered executive officers over $1,000,000 per executive per year, but exempts certain performance-based compensation.  The Compensation Committee considers tax regulations in structuring compensation arrangements to achieve deductibility, except where outweighed by the need for flexibility, or as the Company otherwise determines is in the best interests of the Company and its stockholders.

Employment Agreements; Severance Payments; Change in Control

The Company has employment agreements with three of its named executive officers:  Messrs. McNamara, Williams and O’Toole.  On May 3, 2008 (prior to the 2008 Annual Meeting of Stockholders), Mr. McNamara entered into a two-year employment agreement, which will automatically renew every May 3 beginning May 3, 2010 for a one-year term unless either party provides 30 days’ prior written notice of non-renewal.  Mr. McNamara’s employment agreement provides for a lump-sum severance payment, in the event of termination without cause, equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years.  In the event of termination without cause, he also would be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution.  The employment agreements with Messrs. Williams and O’Toole, entered into in December 2006 and May 2007, respectively, contain the same terms as outlined above for Mr. McNamara, except that each of Messrs. Williams and O’Toole would be entitled to a lump-sum severance payment equal to two and a half times his then-current base salary and continued participation in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution.  Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and, for Mr. McNamara, two-year non-compete and non-solicitation covenants and, for Messrs. Williams and O’Toole, one-year non-compete and non-solicitation covenants.  If these payments were subject to the excise taxes imposed by Section 409A of the Code, Messrs. McNamara, Williams and O’Toole would be entitled to gross-up payments.  The Company does not intend to enter into future employment agreements that provide for excise tax gross-ups.

For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled under his employment agreement to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years.  Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.

In 2006, the Board of Directors adopted the Chemed Corporation Senior Executive Severance Policy (as amended, supplemented or otherwise modified as of the date hereof, the “Senior Executive Severance Policy”) and the Chemed Corporation Change in Control Severance Plan (as amended, supplemented or otherwise modified as of the date hereof, the “Change in Control Plan”), which were intended to replace most of the existing employment agreements entered into by the Company.  Accordingly, rather than enter into new employment agreements with 12 Company executives, including Messrs. Lee and Tucker, whose employment agreements had expired or were about to expire, such executives’ severance and change in control benefits are now governed by the Senior Executive Severance Policy and the Change in Control Plan.  Messrs. McNamara, Williams and O’Toole are not covered by the Senior Executive Severance Policy, but are covered by the Change in Control Plan.  However, in the event of a change in control of the Company, Messrs. McNamara, Williams and O’Toole would not receive benefits under both their employment agreements and the Change in Control Plan.  With the shift from individual employment agreements to general severance and change in control plans, the Compensation Committee intended to reduce total payouts to executives upon termination and move the Company’s executive severance arrangements more in line with market practices.

Under the Senior Executive Severance Policy, if an executive is terminated without cause, he or she would be entitled to a lump-sum payment equal to one and a half times his or her then-current base salary and a pro-rated portion of his or her average annual incentive compensation for the then-past three full fiscal years.  Such executive would also be entitled to continued participation in the Company’s welfare benefit plans for one year following termination of employment at the then-current rate of contribution.  Severance payments and benefits under the Senior Executive Severance Policy are conditioned upon execution of a general release of claims in favor of the Company.  Additionally, for a termination without cause or due to disability or retirement, such severance payments and benefits are conditioned upon nondisclosure and one-year non-compete and non-solicitation covenants.  If payments under the Senior Executive Severance Policy were subject to the excise taxes imposed by Section 409A of the Code, participants would be entitled to gross-up payments.  In the event of a change in control of the Company, participants in the Senior Executive Severance Policy would not receive benefits under both the Senior Executive Severance Policy and the Change in Control Plan.  For a termination due to death, disability or retirement, each of the participants in the Senior Executive Severance Policy would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his or her annual incentive compensation for the then-past three full fiscal years.

The Change in Control Plan, described in additional detail under the “Change in Control of the Company” heading below, provides for severance payments and benefits in the event of a change in control of the Company followed within two years by an executive’s termination of employment either without cause or for good reason (“double trigger”). Payments under the Change in Control Plan are triggered by:

a)	termination of employment by the Company without cause; or

b)	termination of employment by the employee within 90 days of an event giving him or her good reason to so terminate.

The Change in Control Plan would provide for payments equal to three times the sum of (a) the highest base salary during the 120-day period prior to the change in control or any time following the change in control and (b) the average annual incentive compensation for the then-past three full fiscal years to Messrs. McNamara, Williams and O’Toole, and two times the sum of (a) the highest base salary during the 120-day period prior to the change in control or any time following the change in control and (b) the average annual incentive compensation for the then-past three full fiscal years to the other participants, all paid in cash in a lump sum within 10 days following termination.  If the termination were to take place in a fiscal year other than the fiscal year during which the change in control occurred, each participant would also receive a pro-rated portion of his or her three-year average annual incentive compensation.  Participants would also receive benefits under the Company’s welfare benefit plans for a period of three (for Messrs. McNamara, Williams and O’Toole) or two years; a lump-sum cash payment within 10 days following termination in the amount of employer contributions to defined contribution plans; perquisites for a period of three (for Messrs. McNamara, Williams and O’Toole) or two years; and outplacement assistance up to $25,000.  Regardless of whether a participant is terminated and in addition to the severance benefits set forth above, upon a change in control, each participant in the Change in Control Plan would receive, within 10 days following the change in control, a lump-sum cash payment equal to the average of the participant’s annual incentive compensation for the then-past three full fiscal years, all unvested portions of stock option and restricted stock awards would vest in full and the Compensation Committee would allocate and distribute any shares of Capital Stock then unallocated under the Company’s equity-based plans (such benefits, “single-trigger” payments).  Payments under the Change in Control Plan, including single-trigger payments, are conditioned on execution of a general release of claims in favor of the Company.  If payments under the Change in Control Plan were subject to taxes imposed by Sections 4999 or 409A of the Code, participants would be entitled to gross-up payments.

Capital Stock Ownership Guidelines

Executive ownership of Capital Stock reflects an alignment of the interests of the Company’s executives and directors with those of its stockholders.  All the Company’s non-employee directors, Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, Business Unit Presidents and its Chief Executive Officer are required to acquire and retain a multiple of their base salary or board retainer in shares of Capital Stock.

The Chief Executive Officer’s required Capital Stock ownership multiple is five times base salary; for the Chief Financial Officer, Executive Vice Presidents and Business Unit Presidents, four times; for Senior Vice Presidents, three times; and for Vice Presidents, two times base salary.  Time-based restricted stock awards count towards Capital Stock ownership goals.  Non-employee directors are required to retain five times their annual board retainer, which is $20,000, resulting in required holdings of $100,000 in 2008.  These guidelines are administered by the Compensation Committee.  Mr. McNamara currently holds shares of Capital Stock with a market value of approximately 11 times his current base salary.  All named executive officers have met their Capital Stock ownership guidelines, and all other executives and directors subject to the guidelines have either met their ownership requirements or are pursuing plans that will permit them to achieve them within the time frame allotted by the guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management.  Based on these reviews and discussions the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Annual Report on Form 10-K and the Company’s 2009 Proxy Statement:

George J. Walsh III, Chairman
Andrea R. Lindell
Frank E. Wood

Summary Compensation Table

The following table shows the compensation paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company in 2006, 2007 and 2008 for all services rendered in all capacities to the Company and its subsidiaries:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Qualified Deferred Compensation Earnings ($)(b)	All Other Compensation ($)(c)	Total ($)

K. J. McNamara	2008	$713,333	$1,450,000	$458,625	$1,513,716	$2,819	$494,744	$4,633,237
President and	2007	666,667	1,350,000	1,553,684	955,518	1,791	502,589	5,030,249
CEO	2006	625,000	900,000	258,875	225,871	1,372	368,434	2,379,552

D. P. Williams	2008	385,167	550,000	170,566	666,862	1,303	187,809	1,961,707
Executive Vice	2007	335,667	475,000	748,308	422,655	827	205,788	2,188,245
President and	2006	296,750	240,000	72,138	84,706	634	102,904	797,132
CFO

T. S. O’Toole	2008	529,167	365,000	196,923	409,100	2,484	242,393	1,745,067
Executive Vice	2007	511,333	350,000	805,954	268,249	1,575	234,398	2,171,509
President	2006	435,750	225,000	101,154	84,706	1,209	187,457	1,035,276

S. S. Lee	2008	288,000	245,000	86,749	314,174	1,280	236,916	1,172,119
Executive Vice	2007	274,000	314,000	575,235	207,999	812	266,857	1,638,903
President	2006	263,875	245,000	27,564	56,458	623	157,281	750,801

A. V. Tucker, Jr.	2008	183,583	166,000	86,961	281,327	803	81,251	799,925
Vice President	2007	174,417	141,000	399,943	180,802	498	109,453	1,006,113
and Controller	2006	166,875	102,000	38,044	45,167	381	51,374	403,841

(a)
Amounts represent the expense recognized for stock option and stock awards for the fiscal year based on the fair value of such awards on the date granted, as determined in accordance with SFAS 123(R). Stock awards for Messrs. McNamara and O’Toole include $13,500 for their service as directors. See Note 3 to the Consolidated Financial Statements included as Exhibit 13 to the Company’s 2008 Annual Report on Form 10-K for a description of the assumptions used in determining the fair value on the date of award.

(b)
Amounts represent interest earnings on balances in each named executive officer’s account under the Supplemental Pension Plan and also, for Mr. Tucker, the 1986 Severance Plan, that are in excess of 120% of the long-term applicable federal rate as in effect in July 2008.

(c)	See “—All Other Compensation Table” for details.

ALL OTHER COMPENSATION TABLE

The table below describes each component of the All Other Compensation column in the Summary Compensation Table:

	K.J. McNamara	D.P. Williams	T.S. O’Toole	S.S. Lee	A.V. Tucker, Jr.
Company contributions to non-qualified deferred compensation plans (a)	$368,766	$152,089	$162,866	$137,791	$58,883
Personal use of Company aircraft (b)	61,444	4,824	-	-	-
Company contributions to unfunded supplemental retirement plans (c)	26,356	12,185	23,218	11,965	7,003
Tax gross-up on personal use of Company aircraft (d)	14,873	-	-	-	-
Personal use of Company apartment	7,500	-	-	-	385
Company contribution to 401(k) plan	6,900	6,900	6,900	6,900	6,900
Long-term care insurance	5,746	6,412	4,050	6,124	4,808
Term life insurance	3,159	2,736	3,209	1,584	2,522
Personal use of Company golf club membership	-	2,663	-	5,342	-
Relocation expenses	-	-	42,150	-	-
Payment of certain housing costs	-	-	-	63,695	-
Supplemental life insurance	-	-	-	3,515	750
Total	$494,744	$187,809	$242,393	$236,916	$81,251

(a)	Represents Company contributions in 2008 to the Excess Benefit Plan on behalf of each of Messrs. McNamara, Williams, O’Toole and Tucker and to the Deferred Compensation Plan on behalf of Mr. Lee.
(b)
The value of the use of the Company aircraft was determined by multiplying the number of flight hours used by the named executive officer by the average variable cost per hour of operating the aircraft in 2008, which includes the cost of fuel, repairs and maintenance.

(c)	Represents the amount credited in 2008 to each named executive officer’s account under the Supplemental Pension Plan and also, for Mr. Tucker, under the 1986 Severance Plan.
(d)	Beginning in 2009, the Company no longer reimburses for income taxes on personal use of the Company aircraft.

Grants of Plan-Based Awards

The following table shows stock option and stock awards granted in 2008 to the named executive officers in the Summary Compensation Table pursuant to the Stock Incentive Plans.

GRANTS OF PLAN-BASED AWARDS IN 2008

Name	Grant Date (a)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price Of Option Awards ($/Share) (b)	Closing Market Price On Grant Date ($/Share)	Grant Date Fair Value of Award ($)(c)
K. J. McNamara	2/13/2008	9,615	-	n.a.	$53.38	$507,768
	5/19/2008	400	-	n.a.	34.01	13,500
	5/19/2008	-	100,000	$33.75	34.01	1,117,600
D. P. Williams	2/13/2008	3,900	-	n.a.	53.38	205,959
	5/19/2008	-	35,000	$33.75	34.01	391,160
T. S. O’Toole	2/13/2008	5,000	-	n.a.	53.38	264,050
	5/19/2008	400	-	n.a.	34.01	13,500
	5/19/2008		32,500	$33.75	34.01	363,220
S. S. Lee	2/13/2008	1,500	-	n.a.	53.38	79,215
	5/19/2008		19,000	$33.75	34.01	212,344
A. V. Tucker, Jr.	2/13/2008	2,000	-	n.a.	53.38	105,620
	5/19/2008	-	18,000	$33.75	34.01	201,168

(a)	All stock option and stock awards were granted pursuant to the 2006 Incentive Plan.
(b)	The exercise price of stock option awards is the average of the high and low sale prices of the Capital Stock on the New York Stock Exchange on the date such stock option awards were granted.
(c)
Amounts represent the aggregate fair value of the awards on the date granted, determined in accordance with SFAS 123(R). See Note 3 to the Consolidated Financial Statements included as Exhibit 13 to the Company’s 2008 Annual Report on Form 10-K for the assumptions used in determining the fair value on the date granted.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a description of material factors necessary to understand the information disclosed in the Summary Compensation Table, the All Other Compensation Table and the Grant of Plan-Based Awards Table.  This discussion is meant to supplement the information contained in the Compensation Discussion and Analysis.

Base Salary and Annual Cash Incentive Compensation in Proportion to Total Compensation

In 2008, the named executive officers’ base salaries and annual cash incentive compensation represented the following approximate percentages of their total compensation:  Mr. McNamara - 46.7%; Mr. Williams - 47.7% ; Mr. O’Toole - 51.2%; Mr. Lee - 45.5%; and Mr. Tucker - 43.7%.  The Compensation Committee believes that this mix of compensation balances the objectives of rewarding recent results and motivating long-term performance.  Additionally, in determining the appropriate combination of compensation, the Compensation Committee places an emphasis on stock option and stock awards in order to closely align the executives’ interests with those of the Company’s stockholders and reward stronger performance of the Company.

Employment Agreements

The Company has employment agreements with three of its named executive officers: Messrs. McNamara, Williams and O’Toole. On May 3, 2008, Mr. McNamara entered into a two-year employment agreement, which provides for his continued employment as a senior executive officer of the Company through May 2, 2010.  The agreement will automatically renew on each subsequent May 3 for a one-year term unless either party provides 30 days’ prior written notice of non-renewal.  The agreement provides for a base salary of $700,000 or such higher amount as the Board of Directors may determine.  Mr. McNamara’s current base salary is $780,000.  Mr. McNamara’s employment agreement provides for a lump-sum severance payment, in the event of termination without cause, equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years. He also will be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution. Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and two-year non-compete and non-solicitation covenants. If such payments were subject to the excise taxes imposed by Section 409A of the Code, Mr. McNamara would be entitled to gross-up payments.

Mr. Williams’s employment agreement, entered into on December 1, 2006, provided for his employment as a senior financial executive through November 30, 2008, after which time the term of the agreement was automatically extended by one year and will be further extended by one year on each subsequent December 1 unless either party provides 30 days’ prior written notice of non-renewal. The agreement provides for a base salary of $313,500 or such higher amount as the Board of Directors may determine.  Mr. Williams’s current base salary is $411,000.  Mr. O’Toole’s employment agreement, entered into on May 6, 2007, provides for his employment as a senior executive of the Company through May 5, 2009, after which time the term of the agreement will be automatically extended by one year on each subsequent May 6 unless either party provides 30 days’ prior written notice of non-renewal.  Neither the Company nor Mr. O’Toole has given notice of non-renewal.  Mr. O’Toole’s agreement provides for a base salary of $504,500 or such higher amount as the Board of Directors may determine. Mr. O’Toole’s current base salary is $550,000.

Each of Messrs. Williams’s and O’Toole’s agreements is identical in all material respects to Mr. McNamara’s, except if he were terminated without cause, he would (a) receive a lump-sum severance payment equal to two and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years and (b) be entitled to continue to participate in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution.  Such severance payments and benefits for Messrs. Williams and O’Toole are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and one-year non-compete and non-solicitation covenants.  If such payments were subject to the excise taxes imposed by Section 409A of the Code, Messrs. Williams and O’Toole would be entitled to gross-up payments.

The definition of “cause” under each of the employment agreements is set forth below under the heading “—Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement—Employment Agreements.”

For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled under his employment agreement to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years.  Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.

A more detailed discussion of amounts that would be payable to Messrs. McNamara, Williams and O’Toole upon termination is set forth under the heading “—Potential Payments to Executives Upon Termination or Change in Control”.

Annual Cash Incentives

Annual cash incentive compensation is granted at the discretion of the Compensation Committee, subject to approval by the Board.  For 2008, annual cash incentive compensation was awarded to each of the named executive officers.  The amount of the annual cash incentive compensation awards are set forth in the “Bonus” column of the Summary Compensation Table.  A more detailed discussion of the criteria that the Compensation Committee considered when recommending the amount of the 2008 cash incentive compensation is set forth in the Compensation Discussion and Analysis.

Stock Incentive Plans

The Company has five Stock Incentive Plans under which stock option awards to purchase shares of Capital Stock and awards of restricted and fully vested stock may be granted to key employees: the 1999 Incentive Plan, the 1999 Long-Term Incentive Plan, the 2002 Incentive Plan, the 2004 Incentive Plan and the 2006 Incentive Plan.  The Company currently grants stock option and restricted stock awards annually to key employees, including the named executive officers, pursuant to the Stock Incentive Plans.

All stock option awards granted under these plans provide for a purchase price equal to the fair market value of the Capital Stock at the date granted. Fair market value is defined as the mean between the high and low sales prices of a share of Capital Stock on the New York Stock Exchange.  Stock option awards granted under the Stock Incentive Plans are non-qualified and, when vested, are exercisable for fully vested shares of Capital Stock.  Stock option awards granted in 2006, 2007 and 2008 will become exercisable in three equal installments on each of the first three anniversaries of the date such awards were granted.  Vested stock option awards remain exercisable for three months following termination of the holder’s employment, if the Compensation Committee so specifically consents, except for termination due to death, incapacity or retirement, in which case vested stock option awards remain exercisable for 15 months following termination.  Unvested stock option awards are forfeited upon termination of employment for any reason.  All unvested stock option awards held by employees will accelerate and vest upon a change in control of the Company.

Restricted stock awards may not be sold or otherwise transferred until they vest.  If the recipient’s employment terminates due to death, disability or termination without cause, or if there is a change in control of the Company, the restrictions on transfer terminate.  With respect to restricted stock awards granted in 2006 and thereafter, upon the holder’s retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date such awards were granted to the date of the holder’s retirement over the total number of years over which the award would have vested.  Otherwise, restricted stock awards are forfeited upon the holder’s termination of employment.  Holders receive dividends on restricted stock and are entitled to vote such stock, whether or not it has vested.

Long Term Incentive Plan

In 2002, the stockholders approved the LTIP, which provides for grants of cash awards and restricted and fully vested stock awards to officers and key employees of the Company.  However, currently only restricted and fully vested stock awards are granted under the LTIP.  Based on guidelines established by the Compensation Committee, the LTIP permits awards upon the attainment of certain operating performance goals and target share prices.  However, the performance and share price goals were not achieved in 2008, and therefore no awards were made pursuant to the LTIP in 2008. A more detailed discussion of the LTIP can be found in the Compensation Discussion and Analysis.

Other Plans

The named executive officers participate in various plans that are generally available to the employees of the Company, including the Retirement Plan, which is a tax-qualified defined contribution plan, and the Company’s welfare benefit plans.  In addition, the Company has several non-qualified supplemental savings plans for key employees (including each of the named executive officers) whose participation in the Retirement Plan is limited by rules imposed by the Code and ERISA. These non-qualified supplemental savings plans are discussed in greater detail in the narrative that follows the Nonqualified Deferred Compensation Table.  The contributions of the Company which were credited into these plans in 2008 on behalf of each of the named executive officers are set forth in the Nonqualified Deferred Compensation Table.

Eligible employees, including each of the named executive officers, also participate in the Supplemental Pension Plan.  Mr. Tucker also accrues a benefit under the 1986 Severance Plan. The Supplemental Pension Plan and 1986 Severance Plan are supplemental defined contribution plans and are discussed in greater detail in the narrative that follows the Nonqualified Deferred Compensation Table.  Each named executive officer’s accrual of benefits under these plans for 2008 is set forth in the Nonqualified Deferred Compensation Table.

Outstanding Equity Awards at Year End

The following table shows outstanding equity awards at 2008 year end held by the named executive officers in the Summary Compensation Table:

OUTSTANDING EQUITY AWARDS AT YEAR END 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (h) ($)
K. J. McNamara	36,000	-		$17.93	5/19/2013	-		$-
	100,000	-		21.78	5/17/2014	-		-
	70,000	-		38.13	3/11/2015	-		-
	46,666	23,334	(a)	51.76	6/28/2016	-		-
	33,333	66,667	(b)	67.96	5/21/2017	-		-
	-	100,000	(c)	33.75	5/19/2018	-		-
	-	-		-	n.a.	8,000	(d)	318,160
	-	-		-	n.a.	8,000	(e)	318,160
	-	-		-	n.a.	8,500	(f)	338,045
	-	-		-	n.a.	9,615	(g)	382,389
D. P. Williams	40,000	-		21.78	5/17/2014	-		-
	25,000	-		38.13	3/11/2015	-		-
	17,500	8,750	(a)	51.76	6/28/2016	-		-
	16,666	33,334	(b)	67.96	5/21/2017	-		-
	-	35,000	(c)	33.75	5/19/2018	-		-
	-	-		-	n.a.	3,250	(e)	129,253
	-	-		-	n.a.	4,500	(f)	178,965
	-	-		-	n.a.	3,900	(g)	155,103
T. S. O’Toole	17,500	8,750	(a)	51.76	6/28/2016	-		-
	6,666	13,334	(b)	67.96	5/21/2017	-		-
	-	32,500	(c)	33.75	5/19/2018	-		-
	-	-		-	n.a.	3,250	(e)	129,253
	-	-		-	n.a.	4,500	(f)	178,965
	-	-		-	n.a.	5,000	(g)	198,850
S. S. Lee	19,000	-		16.10	5/17/2009	-		-
	28,000	-		18.45	5/20/2012	-		-
	30,000	-		17.93	5/19/2013	-		-
	34,000	-		21.78	5/17/2014	-		-
	17,000	-		38.13	3/11/2015	-		-
	11,666	5,834	(a)	51.76	6/28/2016	-		-
	6,333	12,667	(b)	67.96	5/21/2017	-		-
	-	19,000	(c)	33.75	5/19/2018	-		-
	-	-		-	n.a.	1,500	(i)	59,655
	-	-		-	n.a.	3,000	(f)	119,310
	-	-		-	n.a.	1,500	(g)	59,655
A. V. Tucker, Jr.	15,000	-		21.78	5/17/2014	-		-
	15,000	-		38.13	3/11/2015	-		-
	9,333	4,667	(a)	51.76	6/28/2016	-		-
	6,000	12,000	(b)	67.96	5/21/2017	-		-
	-	18,000	(c)	33.75	5/19/2018	-		-
	-	-		-	n.a.	1,500	(e)	59,655
	-	-		-	n.a.	2,400	(f)	95,448
	-	-		-	n.a.	2,000	(g)	79,540

(a)	The remaining unvested stock option awards will vest on June 28, 2009.
(b)	Half of the remaining unvested stock option awards will vest on May 21, 2009, and half of the remaining unvested stock option awards will vest on May 21, 2010.
(c)	One-third of the unvested stock option awards will vest on May 19, 2009, one-third will vest on May 19, 2010 and one-third will vest on May 19, 2011.
(d)	Award vested in full on February 18, 2009.
(e)	Award vests in full on February 9, 2010.
(f)	Award vests in full on December 1, 2010.
(g)	Award vests in full on February 13, 2012.
(h)	Amounts are based on the $39.77 closing price of the Capital Stock on December 31, 2008.
(i)	Award vests in full on February 13, 2011.

Stock Option Award Exercises and Stock Awards Vested

The table below shows information concerning the exercise of stock option awards and vesting of restricted stock awards during 2008 for the named executive officers in the Summary Compensation Table:

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
K. J. McNamara	40,400	$922,576	10,800	$594,236
D. P. Williams	30,000	720,500	5,000	279,200
T. S. O’Toole	-	-	6,400	348,540
S. S. Lee	19,000	600,780	4,000	223,360
A. V. Tucker, Jr.	32,000	831,730	3,000	167,520

Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans

The table below shows information concerning compensation deferred under the Excess Benefit Plan, the Deferred Compensation Plan, the 1986 Severance Plan and the Supplemental Pension Plan during 2008 by each of the named executive officers in the Summary Compensation Table:

NONQUALIFIED DEFERRED COMPENSATION IN 2008

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)(b)	Aggregate Balance at Last FYE ($)
K. J. McNamara
Excess Benefit Plan	$-	$368,766	$(1,135,538)	$3,033,537
Supplemental Pension Plan	-	26,356	8,613	139,738
D. P. Williams
Excess Benefit Plan	-	152,089	(199,766)	431,406
Supplemental Pension Plan	-	12,185	3,983	64,605
T. S. O’Toole
Excess Benefit Plan	-	162,866	(271,974)	1,597,946
Supplemental Pension Plan	-	23,218	7,588	123,101
S. S. Lee
Deferred Compensation Plan	22,865	137,791	(847,222)	1,605,397
Supplemental Pension Plan		11,965	3,910	63,438
A. V. Tucker, Jr.
Excess Benefit Plan	-	58,883	(139,481)	692,325
Supplemental Pension Plan	-	7,003	2,288	37,129
1986 Severance Plan	-	-	242	3,640

(a)
The Company’s contributions with respect to 2008 include amounts accrued at December 31, 2008 and contributed in February 2009.  The amounts reflected herein are reported in the Summary Compensation Table for 2008.

(b)	To the extent that earnings reflected herein exceeded 120% of the long-term applicable federal rate as in effect in July 2008, such earnings are reported for 2008 in the Summary Compensation Table.

The Excess Benefit Plan and the Deferred Compensation Plan

Each of the named executive officers participates in either the Excess Benefit Plan or the Deferred Compensation Plan (collectively, the “Plans”).  The Plans are non-qualified supplemental savings plans that allow participants to defer up to 50% of their base salary and up to 85% of their annual cash incentive compensation and stock award income. The Plans also provide the participants with Company matching contributions which would have been received in the tax-qualified Retirement Plan had the participant’s participation in the Retirement Plan  not been limited by rules imposed under the Code and ERISA. The Plans offer only mutual funds as investment options for participant contributions.  Participants select the mutual funds as investments, and amounts deferred and credited to participant accounts under the Plans are credited with earnings or losses depending on the performance of the selected mutual funds.  Participants can change their investment options for both future deferrals and current account balances at any time. The earnings credited to the accounts of participants are equal to the actual earnings from the mutual funds in which the participants elect to invest.

The table below shows the mutual funds available under the Excess Benefit Plan and the Deferred Compensation Plan and their annual rates of return for the calendar year ended December 31, 2008, as reported by the administrator of the Plans.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Merrill Lynch Aggressive Model Portfolio	-40.87%	T. Rowe Price Equity Income Class II	-36.26%
Alliance Bernstein International Value Fund	-53.18%	Vanguard VIF Equity Index I	-36.93%
Chemed Corporation Capital Stock (a)	-28.80%	Vanguard VIF Mid Cap Index I	-41.81%
Merrill Lynch Conservative Model Portfolio	-8.32%	Vanguard VIF Reit Index	-37.25%
Goldman Sachs VIT Mid Cap Value	-37.05%	Vanguard VIF Short Term Investment Grade	-3.45%
Lasso Long and Short Strategic Opportunities Fund	-16.52%	Vanguard VIF Small Company Growth	-39.47%
Merrill Lynch Moderate Model Portfolio	-27.13%	PIMCO VIT Real Return Admin	-7.00%
Merrill Lynch Moderate/Aggressive Model Portfolio	-33.99%	PIMCO VIT Total Return Admin	4.84%
Merrill Lynch Moderate/Conservative Model Portfolio	-18.34%	VK UIF Mid Cap Growth Portfolio	-46.77%
Nationwide NVIT Money Market Fund	2.14%
Oppenheimer VA Capital Appreciation Fund	-45.52%
Oppenheimer VA Global Securities	-40.19%
Royce Capital Small Cap	-27.18%

(a) The option of investing in Capital Stock is no longer available.

Prior to making deferrals in the Plans, participants must specify the date and manner in which they wish to receive their distribution from the Plans.  Participants may receive the amounts credited to their accounts at retirement, termination of employment or on a specific date following termination or retirement. Participants must also elect whether to receive distributions in a lump sum or in installment payments. Participants may elect to receive some or all of each year’s deferral and related earnings on a specific date prior to retirement or termination of employment (“In-Service Distribution”). In order to satisfy the requirements of Section 409A of the Code, certain “key employees” may not receive a distribution from the Plans until six months following a separation from service. In-Service Distributions are not subject to the six-month delay.

Messrs. McNamara, Williams, O’Toole and Tucker received Company contributions in the Excess Benefit Plan for the plan year 2008 in the amounts set forth in the Nonqualified Deferred Compensation Table.  Also as set forth in the Nonqualified Deferred Compensation Table, Mr. Lee has elected to defer a portion of his 2008 compensation to the Deferred Compensation Plan and has also received Company contributions in such plan.

Supplemental Pension Plan

The Supplemental Pension Plan is an unfunded defined contribution plan that provides certain key employees with a supplemental pension and an optional life insurance benefit. Participants’ accounts are credited with a fixed monthly Company contribution. Participants have the option to use a portion of this Company contribution to purchase supplemental term life insurance. The Supplemental Pension Plan does not allow for employee contributions or deferrals. The participants’ accounts are credited with monthly earnings based on an annual interest rate. This interest rate is subject to change once a year and is based on then-prevailing interest rates. Currently this interest rate is 7%. All of the named executive officers are participants in the Supplemental Pension Plan.

1986 Severance Plan

The 1986 Severance Plan was established in connection with the Company’s 1986 elimination of its defined benefit retirement plan and adoption of a defined contribution plan. It is an unfunded defined contribution plan in which the participants’ accounts are credited with certain Company contributions.  Mr. Tucker is the only named executive officer who participates in the 1986 Severance Plan.

Potential Payment to Executives Upon Termination or Change in Control

The following table represents the amounts of compensation that would be due to each of the named executive officers upon each of the listed scenarios pursuant to the Company’s plans and agreements, as if such event had occurred on December 31, 2008.  The amounts shown are estimates of the amounts that would be payable in each circumstance, and the actual amounts payable will only be determined upon the actual occurrence of such event.

	K. J. McNamara	D. P. Williams	T. S. O’Toole	S. S. Lee	A. V. Tucker, Jr.
Termination without Cause
Severance payment (a) (b)	$3,900,000	$1,027,500	$1,375,000	$432,000	$304,125
Pro-rated annual incentive compensation (c)	1,387,949	446,664	436,028	298,135	176,212
Welfare benefit continuation (d)	30,398	25,987	16,354	19,006	13,331
Acceleration of restricted stock awards (e)	1,356,754	463,321	507,068	238,620	234,643
Total	$6,675,101	$1,963,472	$2,334,450	$987,761	$728,311
Involuntary Termination for Cause or Voluntary Termination
Severance payment	-	-	-	-	-
Welfare benefit continuation	-	-	-	-	-
Total	-	-	-	-	-
Termination due to Death or Disability
Pro-rated annual incentive compensation (a) (c)	$1,387,949	$446,664	$436,028	$298,135	$176,212
Welfare benefit continuation	-	-	-	-	-
Acceleration of restricted stock awards (e)	1,356,754	463,321	507,068	238,620	234,643
Total	$2,744,703	$909,985	$943,096	$536,755	$410,855
Termination due to Retirement
Pro-rated annual incentive compensation (a) (c)	$1,387,949	$446,664	$436,028	$298,135	$176,212
Welfare benefit continuation	-	-	-	-	-
Acceleration of restricted stock awards (e)	510,368	124,281	124,281	54,684	61,644
Total	$1,898,317	$570,945	$560,309	$352,819	$237,856
Change in Control with No Termination
Bonus payment (a) (g)	$1,387,949	$446,664	$436,028	$298,135	$176,212
Acceleration of stock option and restricted stock awards (f)	1,958,754	674,021	702,718	353,000	343,003
280G Gross-up payment (h)	-	-	-	-	-
Total	$3,346,703	$1,120,685	$1,138,746	$651,135	$519,215
Qualifying Termination following or in connection with a Change in Control
Severance payment (a) (i)	$6,503,848	$2,572,992	$2,958,083	$1,172,270	$757,923
Bonus payment (a) (g)	1,387,949	446,664	436,028	298,135	176,212
Welfare benefit, perquisite continuation and outplacement assistance (j)	330,505	116,264	192,715	196,616	52,539
Company contributions to deferred compensation plans(k)	1,206,066	513,522	578,952	313,312	145,572
Acceleration of stock option and restricted stock awards (f)	1,958,754	674,021	702,718	353,000	343,003
280G Gross-up payment (h)	393,378	365,951	-	-	-
Total	$11,780,500	$4,689,414	$4,868,496	$2,333,333	$1,475,249

(a)
The amounts shown are based on the following current base salaries and average annual incentive compensation for the 2005, 2006 and 2007 fiscal years: for Mr. McNamara, $780,000 base salary and $1,387,949 annual incentive compensation; for Mr. Williams, $411,000 base salary and $446,664 annual incentive compensation; for Mr. O’Toole, $550,000 base salary and $436,028 annual incentive compensation; for Mr. Lee, $288,000 base salary and $298,135 annual incentive compensation; and for Mr. Tucker, $202,750 base salary and $176,212 annual incentive compensation.

(b)
The severance payment is a lump-sum payment equal to: for Mr. McNamara, five times his base salary; for each of Messrs. Williams and O’Toole, two and a half times his base salary; and for each of Messrs. Lee and Tucker, one and a half times his base salary.

(c)
The pro-rated annual incentive compensation is equal to a pro-rated portion of the executive’s average annual incentive compensation for the 2005, 2006 and 2007 fiscal years, as if the termination had occurred on December 31, 2008.

(d)
The amounts shown consist of, for the period specified in the employment agreements of Messrs. McNamara, Williams and O’Toole, or, for Messrs. Lee and Tucker, in the Senior Executive Severance Policy, the continued provision of welfare benefits under the Company’s welfare benefit plans. With respect to these benefits, the amounts shown have been calculated based upon the current premiums paid by the Company for such benefits.

(e)
Upon termination without cause or due to death or disability, the restricted stock awards held by each named executive officer will vest in full.  Upon termination due to retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date granted to the date of retirement over the total number of years over which the award would have vested. The value of each share of restricted stock subject to acceleration was determined by multiplying the number of such restricted shares by $39.77 (the closing price of one share of Capital Stock on December 31, 2008).

(f)
The value of each stock option award subject to acceleration was determined by multiplying the number of stock option awards by the excess, if any, of $39.77 (the closing price of one share of Capital Stock on December 31, 2008) over the exercise price of such stock option awards.  The value of each share of restricted stock subject to acceleration was determined by multiplying the number of such restricted shares by $39.77 (the closing price of one share of Capital Stock on December 31, 2008).

(g)	The bonus payment is equal to the executive’s average annual incentive compensation for the 2005, 2006 and 2007 fiscal years.
(h)
The amount of the excise taxes imposed pursuant to Section 4999 of the Code was determined by multiplying by 20% the “excess parachute payment” that would arise in connection with payments made to the applicable named executive officer upon the triggering event.  The excess parachute payment was determined in accordance with the provisions of Section 280G of the Code. The amount of the gross-up payment to make each named executive officer whole on an after-tax basis for the excise taxes imposed under Section 4999 of the Code was determined assuming a federal tax rate of 36% and 9% combined state and local tax rates for each named executive officer.

(i)
The severance payment is equal to: for each of Messrs. McNamara, Williams and O’Toole, three times the sum of his current base salary and average annual incentive compensation for the 2005, 2006 and 2007 fiscal years; for each of Messrs. Lee and Tucker, two times the sum of his current base salary and average annual incentive compensation for the 2005, 2006 and 2007 fiscal years.  For a description of the current base salary and average annual incentive compensation for 2005, 2006 and 2007 for each of the named executive officers, see footnote (a) to this table above.

(j)
The amounts shown assume that Messrs. McNamara, Williams and O’Toole elect to receive their severance benefits under the Change in Control Plan, which will result in each receiving greater benefits than he would be entitled to receive under his employment agreement.  Accordingly, the amounts shown consist of, for the period specified in the Change in Control Plan, (i) the continued provision of the perquisites (if any) listed in the All Other Compensation Table at 2008 levels, (ii) the continued provision of benefits under the Company’s welfare benefit plans, and (iii) outplacement assistance. With respect to the continued provision of benefits under the Company’s welfare benefit plans, the amounts shown have been calculated based upon the current premiums paid by the Company for such benefits.

(k)
The amounts shown equal the amount of Company contributions that would have been made on the executive’s behalf in the Company’s qualified and non-qualified defined contribution plans had the executive continued participation in such plans, at the level in effect on December 31, 2008, for a three-year period following a Qualifying Termination for Messrs. McNamara, Williams and O’Toole, and a two-year period following a Qualifying Termination for Messrs. Lee and Tucker.

Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement

Employment Agreements

The Company has entered into employment agreements, described in additional detail under the headings “—Compensation Discussion and Analysis—Employment Agreements; Severance Payments; Change in Control” and “—Termination Without Cause Prior to and Not in Connection With a Change in Control of the Company; Termination Due to Death, Disability or Retirement—Employment Agreements” above, with each of Messrs. McNamara, Williams and O’Toole.  Pursuant to the terms of these employment agreements, each of Messrs. McNamara, Williams and O’Toole would be entitled to cash severance benefits if his employment was terminated without cause or due to termination of his employment by reason of his death, disability or retirement.

For a termination without cause, Mr. McNamara would be entitled to a lump-sum payment equal to five times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years, and each of Messrs. Williams and O’Toole would be entitled to a lump-sum payment equal to two and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years.  Mr. McNamara would also be entitled to continue to participate in the Company’s welfare benefit plans for 24 months following termination at the then-current rate of contribution.  Each of Messrs. Williams and O’Toole would be entitled to continue to participate in the Company’s welfare benefit plans for 18 months following termination at the then-current rate of contribution.  Such severance payments and benefits are conditioned upon execution of a general release of claims in favor of the Company, nondisclosure and, for Mr. McNamara, two-year non-compete and non-solicitation covenants and, for Messrs.  Williams and O’Toole, one-year non-compete and non-solicitation covenants.

The definition of “cause” pursuant to the employment agreements is (a) the willful and repeated failure of the executive to substantially perform his duties, other than a failure resulting from physical or mental illness; (b) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company; or (c) the executive’s engagement in willful gross misconduct or gross negligence in connection with his employment.

For a termination due to death, disability or retirement, each of Messrs. McNamara, Williams and O’Toole would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years.  Such severance payments under each employment agreement for a termination due to disability or retirement are conditioned upon execution of a general release of claims in favor of the Company and a nondisclosure covenant.

If the payments set forth above were subject to the excise taxes imposed by Section 409A of the Code, Messrs. McNamara, Williams and O’Toole would be entitled to a gross-up payment. For purposes of the quantification of possible payments due to Messrs. McNamara, Williams and O’Toole in each of the scenarios set forth in the table above, it is assumed that no excise taxes pursuant to Section 409A of the Code would be imposed.  As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise tax pursuant to Section 409A of the Code.

Senior Executive Severance Policy

The Senior Executive Severance Policy, described in more detail in the Compensation Discussion and Analysis above, provides cash severance benefits to participants upon a termination without cause or due to death, disability or retirement.  The Senior Executive Severance Policy covers 12 employees, including Messrs. Lee and Tucker.  Messrs. McNamara, Williams and O’Toole are not covered by this policy.

For a termination without cause, each of Messrs. Lee and Tucker would be entitled to a lump-sum payment equal to one and a half times his then-current base salary plus a pro-rated portion of his average annual incentive compensation for the then-past three full fiscal years.  Messrs. Lee and Tucker would also be entitled to continue to participate in the Company’s welfare benefit plans for one year following termination of employment at the then-current rate of contribution.  The definition of “cause” under the Senior Executive Severance Policy is identical to the definition of cause under the employment agreements described above.

For a termination due to death, disability or retirement, each of Messrs. Lee and Tucker would be entitled to a lump-sum payment equal to the pro-rated portion of the average of his annual incentive compensation for the then-past three full fiscal years.

If the payments set forth above were subject to the excise taxes imposed by Section 409A of the Code,  Messrs. Lee and Tucker would be entitled to a gross-up payment.  For purposes of the quantification of possible payments due to Messrs. Lee and Tucker upon termination under the Senior Executive Severance Policy in each of the scenarios set forth in the table above, it is assumed that no excise taxes pursuant to Section 409A of the Code would be imposed.  As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise tax pursuant to Section 409A of the Code.

Severance payments and benefits under the Senior Executive Severance Policy are conditioned upon execution of a general release of claims in favor of the Company.  Additionally, for a termination without cause or due to disability or retirement, such severance payments and benefits are conditioned upon nondisclosure and one-year non-compete and non-solicitation covenants.

Equity Compensation Plans

Pursuant to the Stock Incentive Plans, all restricted stock awards vest upon the holder’s termination of employment due to death, disability or termination without cause. With respect to restricted stock awards granted in 2006 and thereafter, upon the holder’s retirement, the restrictions will lapse as to a fraction of the restricted stock equal to the length of time, in years, from the date such awards were granted to the date of the holder’s retirement over the total number of years over which the award would have vested.  Vested stock option awards granted under the Stock Incentive Plans remain exercisable for three months following termination of the holder’s employment, if the Compensation Committee so specifically consents, except for termination due to death, incapacity or retirement, in which case vested stock option awards remain exercisable for 15 months following termination.  Unvested stock option awards are forfeited upon termination of employment for any reason.  For a description of the treatment of outstanding unvested stock option awards and restricted stock awards upon a change in control of the Company, see the narrative under the heading “—Potential Payment to Executives Upon Termination or Change in Control—Change in Control of the Company” below.

Change in Control of the Company

Change In Control Plan

The Change in Control Plan, described in additional detail in the Compensation Discussion and Analysis, covers 15 executive officers of the Company, including the named executive officers.  However, in the event of a change in control of the Company, Messrs. McNamara, Williams and O’Toole would not receive benefits under both their employment agreements and the Change in Control Plan, and the participants in the Senior Executive Severance Policy would not receive benefits under both the Senior Executive Severance Policy and the Change in Control Plan.

Under the Change in Control Plan, a change in control of the Company means, in general, the occurrence of any one of the following events: (a) certain acquisitions by a third party of at least 30% of the then-outstanding Capital Stock; (b) individuals who constituted the Board of Directors when the plan became effective (the “Incumbent Board”) cease to constitute at least a majority of the Board (provided that the Incumbent Board will be deemed to include any director (other than one elected in certain contested solicitations) whose election, or nomination by the stockholders for election, to the Board was approved by a majority of the Board members then comprising the Incumbent Board); (c) consummation of certain mergers, consolidations and similar transactions involving the Company unless the Company is the surviving entity and no person holds 30% or more of the then-outstanding Capital Stock (except to the extent such ownership existed prior to the transaction) and individuals who were members of the Incumbent Board constitute at least a majority of the Board following such transaction; (d) approval by the Company’s stockholders of a plan for the complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or (e) any other transaction that the Compensation Committee or such other Committee as determined by the Board deems to be a change in control.

The Change in Control Plan provides for severance payments and benefits in the event of a change in control of the Company followed within two years by an executive’s termination of employment either without cause or for good reason (“double trigger”).  Payments under the Change in Control Plan are triggered by (a) termination of employment by the Company without cause or (b) termination of employment by the employee within 90 days of an event giving him or her good reason to so terminate (such termination without cause or for good reason, a “Qualifying Termination”).  The definition of cause is identical to the definition of cause in the employment agreements discussed above.  Good reason consists of a material reduction in the nature and scope of the participant’s responsibilities, authority or duties; a reduction in the participant’s base salary below the participant’s highest base salary during the 120-day period prior to or any time following a change in control, annual incentive compensation below the participant’s average annual incentive compensation for the then-past three full fiscal years prior to the change in control, equity-based compensation below that received during the 120-day period prior to the change in control or in the aggregate level of employee benefits; a relocation of the participant’s principal work location by more than 50 miles; or notice of the Company’s intention to cancel or not renew his employment agreement.

Upon a Qualifying Termination, Messrs. McNamara, Williams and O’Toole would receive a payment equal to three times, and Messrs. Lee and Tucker would receive a payment equal to two times, the sum of (a) such named executive officer’s highest base salary during the 120-day period prior to or any time following the change in control and (b) the average of such named executive officer’s annual incentive compensation for the then-past three full fiscal years prior to the change in control, all paid in cash in a lump-sum within 10 days following termination.  If the Qualifying Termination were to take place in a fiscal year other than the fiscal year during which the change in control occurred, each named executive officer would also receive a pro-rated portion of his three-year average annual incentive compensation.

Upon a Qualifying Termination, participants would also be entitled to receive benefits under the Company’s welfare benefit plans and perquisites for a period of three years (for Messrs. McNamara, Williams and O’Toole) or two years (for Messrs. Lee and Tucker), and outplacement assistance up to $25,000.  Such perquisites would be provided at a level comparable to the level of perquisites received immediately prior to the Qualifying Termination or the change in control, whichever would be more favorable to the participant.  If the employee becomes re-employed during the applicable two-year or three-year period and is eligible to receive comparable benefits from his new employer, the benefits provided by the Company under its welfare benefit plans are secondary to those provided by the new employer.

Within 10 days of a Qualifying Termination, a participant would also be entitled to receive a lump-sum cash payment in the amount of employer contributions to the participant’s account in the Company’s qualified and non-qualified defined contribution plans, assuming the participant’s participation in the plans had continued on the same basis as immediately prior to the termination for the applicable three-year period (for Messrs. McNamara, Williams and O’Toole) or two-year period (for Messrs. Lee and Tucker).

Regardless of whether a participant is terminated and in addition to the severance benefits set forth above, upon a change in control, each participant in the Change in Control Plan would receive, within 10 days following the change in control, a lump-sum payment equal to the average of the participant’s annual incentive compensation for the then-past three full fiscal years, and all unvested portions of stock option and restricted stock awards would vest in full upon the date of the change in control.  In addition, the Change in Control Plan provides that the Compensation Committee would allocate and distribute any shares of Capital Stock that are unallocated as of the date of the change in control under the Company’s equity-based plans to the participants of such equity-based plans upon the change in control.  The allocation of unallocated shares of Capital Stock from the Company’s equity-based plans is not included in the quantification of possible payments due to the named executive officers pursuant to the Change in Control Plan because the amount of shares of Capital Stock that would be allocated to each of the named executive officers is at the discretion of the Compensation Committee.  The payments described in this paragraph are referred to as “single-trigger” payments.

All payments under the Change in Control Plan are conditioned on execution of a general release of claims in favor of the Company.  If payments under the Change in Control Plan were subject to taxes imposed by Sections 4999 or 409A of the Code, the participant would be entitled to a gross-up payment.  For purposes of the quantification of possible payments due to the named executive officers pursuant to the Change in Control Plan, it is assumed that no excise tax pursuant to Section 409A of the Code would be imposed.  As such, the amounts in the table under the heading “—Potential Payment to Executives Upon Termination or Change in Control” do not reflect a gross-up payment with respect to any excise taxes pursuant to Section 409A of the Code.  The amount of gross-up payments to which the named executive officers would be entitled with respect to tax imposed by Section 4999 of the Code are set forth in the table above under the heading “—Potential Payment to Executives Upon Termination of Change in Control”, and the assumptions used in determining the amounts are set forth in footnote (h) of such table.

Equity Compensation Plans

Pursuant to the Stock Incentive Plans, upon a change in control of the Company, all outstanding unvested stock option and restricted stock awards would become fully vested.  Under the Stock Incentive Plans, a change in control of the Company means, in general, the occurrence of any one of the following events: (a) certain acquisitions by a third party of at least 30% of the then-outstanding Capital Stock; (b) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which 20% or more of the shares of Capital Stock have been purchased; (c) approval by the Company’s stockholders of an agreement of merger or consolidation in which the Company is not the surviving corporation, a plan for the liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the Company’s assets; or (d) during any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute at least a majority of the Board (provided that the Board at the beginning of such period shall be deemed to include any director whose nomination for election was approved by at least one-half of the persons who were directors (or deemed to be directors) at the beginning of the two-year period).

Deferred Compensation Plans

Upon a termination for any reason, each of Messrs. McNamara, Williams, O’Toole and Tucker would be entitled to the aggregate balance in his account in the Excess Benefit Plan, and Mr. Lee would be entitled to the aggregate balance in his account in the Deferred Compensation Plan.  Each of the named executive officers would also be entitled to the aggregate balance in his account in the Supplemental Pension Plan, and Mr. Tucker would be entitled to the aggregate balance in his account in the 1986 Severance Plan. The aggregate balances in these accounts for each named executive officer are set forth in the Non-Qualified Deferred Compensation Table above.

BACKGROUND TO THE CONTESTED SOLICITATION

MMI first became a stockholder of the Company on November 30, 2007, but sold all of its shares of Capital Stock 18 days later.  On March 14, 2008, MMI again purchased Capital Stock and has remained a stockholder of the Company for the past 13 months.  While MMI has remained a stockholder of the Company since March 2008, MMI divested over 22% of its Capital Stock holdings during December 2008.

According to MMI’s proxy materials, between March 2007 and January 2009 it has attended or participated in ten industry events, teleconferences and meetings with the Company’s management.  The conversations that the Company’s management had with MMI’s representatives over this period were routine in nature and scope and consistent with the types of conversations that the Company’s management has with many of the Company’s stockholders and potential investors.  At no time during these meetings and calls did MMI present a detailed analysis regarding its rationale for an immediate separation of the Company’s businesses or request a private meeting with management to present such a proposal.  Nor did MMI propose to the Company’s management or the Nominating Committee any potential nominees to the Board for consideration by the Nominating Committee.

In fact, MMI’s first such proposal to the Company was on February 12, 2009, when MMI sent a letter to the Board and concurrently put out a press release stating MMI’s belief that a tax-free spin-off to separate the Company’s two principal businesses would prove beneficial to the Company and its stockholders.  The Company responded on March 16, 2009 in a letter to MMI, which explained that the Board had reviewed the structural changes proposed by MMI, had considered the advice of its outside financial advisors and counsel on such changes and had determined that executing a separation in the current market environment would be risky and could impair, rather than create, value for the Company’s stockholders.  The Board also advised MMI that it had already positioned the Company’s businesses to facilitate a separation when the time was right.

On March 19, 2009, MMI publicly announced its intent to nominate a slate of five nominees for election to the Board at the Annual Meeting.  The Board issued a statement on March 20, 2009 reiterating its belief that the interests of the Company’s stockholders would be best served by maintaining the Company’s existing structure in the current market.  On March 26, 2009, MMI filed a preliminary proxy statement with the SEC indicating that it was proceeding with its decision to nominate five individuals for election to the Board at the Annual Meeting.  On April 2, 2009, MMI also sent and publicly released a letter to the Chairman of the Board raising certain questions about the Company’s corporate overhead and, on April 9, 2009, MMI filed a revised preliminary proxy statement with the SEC in respect of the contested solicitation. MMI filed a further revised preliminary proxy statement with the SEC on April 20, 2009, and filed its definitive proxy statement with the SEC in respect of the contested solicitation on April 27, 2009.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Mr. E. L. Hutton, until his death in March 2009, was non-executive Chairman and a director of the Company and, until February 2008, was a director of Omnicare.  He held the honorary post of Chairman Emeritus of Omnicare’s Board of Directors until his death.  As retired Chief Executive Officer and an employee of the Company, Mr. Hutton received the following compensation and perquisites in 2008: base salary of $325,000; imputed income on the value of the Company’s premium deposits for his split dollar life insurance policy in the amount of $126,830; the Company’s contributions to his accounts under the Retirement Plan and the Excess Benefit Plan in the amount of $41,720; the Company’s premium payment for his term life insurance in the amount of $2,736; personal use of the Company aircraft worth an imputed valued of $53,573; reimbursement for income taxes on his personal use of the Company aircraft worth an imputed value of $11,416 and use of the Company cars worth an imputed valued of $17,676.  The amount of imputed income with respect to Mr. Hutton’s split dollar life insurance policy was calculated using the applicable federal rate as of July 1, 2008 times the value of the Company’s premium deposits as of January 1, 2008.

Mr. T. C. Hutton is a Vice President of the Company and is the son of Mr. E. L. Hutton.  During 2008, Mr. T. C. Hutton received the following compensation for service to the Company as a Vice President: base salary of $257,500; annual cash incentive compensation of $94,000; the Company’s contributions to his accounts under the Excess Benefit Plan in the amount of $54,718; and the Company’s contributions to his accounts under the Supplemental Pension Plan in the amount of $12,448.  In 2008, the Company recognized an expense under FAS 123(R) of $156,014 for Mr. Hutton’s stock option awards and $40,052 for his stock awards.

Mr. Gemunder is a director of the Company and a director and President and Chief Executive Officer of Omnicare, and Ms. Laney and Ms. Lindell are directors of the Company and Omnicare.  Mr. Erhart was a director of both companies until their May 2008 annual meetings of stockholders and a Director Emeritus of both companies until his death.

Ms. Laney receives $15,000 per year as chairperson of the Chemed Foundation, a charitable organization affiliated with the Company.  Ms. Laney, although not an employee and not receiving a salary, also has the use of an office and a secretary in her capacity as President of Jet Resource Inc., a wholly owned subsidiary of the Company.

In October 2004, a subsidiary of Vitas Healthcare Corporation (“Vitas”) entered into a pharmacy services agreement with Omnicare, pursuant to which Omnicare provides specified pharmacy services for Vitas and its hospice patients in geographical areas served by both Vitas and Omnicare.  The agreement had an initial term of three years and renews automatically thereafter for one-year terms.  Either party may cancel the agreement at the end of any term by giving written notice at least 90 days prior to the end of the term.  In June 2004, Vitas entered into a pharmacy services agreement with excelleRx.  The agreement had an initial term of one year and automatically renews unless either party provides a 90-day written notice of non-renewal.  After June 2004, Omnicare acquired excelleRx.  During 2008, Vitas made purchases of $32.9 million from Omnicare under these two agreements.

In connection with the August 2001 sale of assets of the Company’s former subsidiary, Cadre Computer Resources, Inc., to Cadre Computer Resources Co. (“Cadre Computer”), Cadre Computer subleases 7,800 square feet of office space from the Company at a rate of $15.74 per square foot plus operating costs.  The lease ends April 30, 2016, with either party able to terminate on six month’s notice after April 30, 2007.  During 2008, Messrs. McNamara and E. L. Hutton (until his death) and Ms. Laney were unpaid directors of Cadre Computer.  Currently, Messrs. McNamara and Williams and Ms. Laney serve as directors of Cadre Computer.  Ms. Laney, who is chairman and Chief Executive Officer of Cadre Computer, also has a majority ownership interest in Cadre Computer.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

This table sets forth information as of March 31, 2009, with respect to the only persons known to us to beneficially own more than 5% of the outstanding Capital Stock:

Name or Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)

Iridian Asset Management LLC 276 Post Road West Westport, CT 06880-4704 Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	2,853,256 shares (b) 1,435,625 shares (d)	12.8% (c) 6.4% (e)

(a) For purposes of calculating Percent of Class, all shares of Capital Stock subject to stock option awards which were exercisable within 60 days of March 31, 2009, were assumed to have been issued.
(b) Shared voting power, 2,853,256 shares; shared dispositive power, 2,853,256 shares.
(c) Information is based on Schedule 13G filed with the SEC on February 4, 2009.
(d) Shared voting power, 1,090,314 shares; shared dispositive power, 1,435,625 shares.
(e) Information is based on Schedule 13G filed with the SEC on February 5, 2009.

This table shows the shares of Capital Stock beneficially owned and pledged by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company’s directors and executive officers as a group as of March 31, 2009:

Name	Amount and Nature of Beneficial Ownership (a)		Percent of Class (b)

Kevin J. McNamara	189,412	Direct
	352,665	Option
		Trustee (c)	2.3%

Joel F. Gemunder	14,476	Direct
	6,952	Trustee

Patrick P. Grace	5,200	Direct

Thomas C. Hutton	80,859	Direct
	34,666	Option
	170,776	Trustee (c) (d)	1.2%

Walter L. Krebs	14,748	Direct

Sandra E. Laney	169,921	Direct
	40,000	Option
	22,162	Trustee (c)

Andrea R. Lindell	1,000	Direct

Ernest J. Mrozek		0

Timothy S. O’Toole	41,440	Direct
	41,666	Option

Thomas P. Rice		0

Donald E. Saunders	7,731	Direct

George J. Walsh III	3,700	Direct

Frank E. Wood	3,400	Direct

Spencer S. Lee	35,954	Direct
	158,665	Option

Arthur V. Tucker, Jr.	23,718	Direct
	57,333	Option

David P. Williams	75,747	Direct
	127,499	Option

Directors and Executive	793,738	Direct
Officers as a Group	812,494	Option
(15 persons)	152,610	Trustee (e)	7.3%

(a)
Includes securities beneficially owned by (i) the named persons or group members, (ii) any organization of which any of the named persons or group members is an officer, partner or beneficial owner of 10% or more of any class of equity securities, (iii) any trust or other estate in which any named person or group member has a substantial beneficial interest, (iv) any relative or spouse of any named person or group member, or any relative of such spouse, who has the same home as the named person or group member or who is a director or officer of the Company or any of its subsidiaries, and (v) any trust or other estate as to which any named person or group member serves as trustee or in a similar fiduciary capacity.  Such securities include shares of Capital Stock allocated as of March 31, 2009, to the account of each named person or member of the group under the Retirement Plan or, with respect to Mr. Gemunder, allocated to his account as of March 31, 2009, under the Omnicare Employees’ Savings and Investment Plan (the “Omnicare Savings Plan”)). “Direct” refers to securities in categories (i) through (iv) and “Trustee” to securities in category (v). Where securities would fall into both “Direct” and “Trustee” classifications, they are included under “Trustee” only. “Option” refers to shares of Capital Stock which the named person or group has a right to acquire within 60 days from March 31, 2009.  Except as otherwise disclosed in this Proxy Statement, each director, director nominee and executive officer has sole voting and investment power over the shares of Capital Stock shown as beneficially owned.

(b)
For purposes of determining the Percent of Class, all shares of Capital Stock subject to stock option awards which were exercisable within 60 days from March 31, 2009, were assumed to have been issued.  Percent of Class under 1.0% is not shown.

(c)
Messrs. McNamara and T. C. Hutton and Ms. Laney are trustees of the Chemed Foundation, which holds 123,476 shares of Capital Stock over which the trustees share both voting and investment power.  This number is included in the total number of “Trustee” shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(d)
The shares of Capital Stock held by Mr. T. C. Hutton include 126,432 shares of Capital Stock that were directly held by Mr. E. L. Hutton and 22,162 shares of Capital Stock held by Mr. E. L. Hutton as “Trustee” prior to his death on March 3, 2009.  As of March 31, 2009, such shares are held in the estate of Mr. E. L. Hutton.  Mr. T. C. Hutton is co-executor of such estate and, as such, has shared voting and dispositive power of the 148,594 shares previously held by Mr. E. L. Hutton.

(e)
Shares of Capital Stock over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares of Capital Stock owned by Directors and Executive Officers as a Group.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2008, all reports for the Company’s executive officers, directors and beneficial owners of more than 10% of the outstanding shares of Capital Stock required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, with the exception of Mr. O’Toole, who filed a Form 4 in November 2008 one day late to reflect one sale of 2,128 shares of Capital Stock, and Mr. Walsh, who filed a Form 4 three days late in October 2008 to reflect one purchase of 350 shares of Capital Stock.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for 2009.  This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970.  Although the submission of this matter to the stockholders is not required by law or by the bylaws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting.  The affirmative vote of the majority of the shares represented at the meeting, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for 2009.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.  The Board unanimously recommends that you vote FOR the ratification of the Audit Committee’s selection of independent accountants.  If the selection is not ratified at the meeting, the Audit Committee will reconsider its selection of independent accountants.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:

●	The integrity of the Company’s financial statements.

●	Compliance by the Company with legal and regulatory requirements.

●	The independence and performance of the Company’s internal and external auditors.

During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000.  The charter was most recently amended on November 10, 2006.  A copy of the charter is available on the Company’s Web site, www.chemed.com.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process.  The Company’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements and management’s report on internal control over financial reporting with the Company’s management.

2.
The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standard, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

The undersigned members of the Audit Committee have submitted this Report.

Donald E. Saunders, Chairman
Patrick P. Grace
Walter L. Krebs

FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees

PricewaterhouseCoopers LLP billed the Company $1,500,000 for 2007 and $1,560,000 for 2008.  The fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and of its internal controls over financial reporting, review of the financial statements included in the Company’s Forms 10-Q and review of documents filed with the SEC.

Audit-Related Fees

PricewaterhouseCoopers LLP billed the Company $341,000 and $90,000 for 2007 and 2008, respectively, for audit-related services.  In 2007, $38,000 was related to the adoption of FIN 48, $218,000 was related to a proposed offering of debt and $85,000 was related to the audit of one of Vitas’ Florida subsidiaries.  In 2008, $90,000 was related to the audit of one of Vitas’ Florida subsidiaries.

Tax Fees

No such services were rendered during 2007 or 2008.

All Other Fees

No such services were rendered during 2007 or 2008.

The Audit Committee has adopted a policy which requires the Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence.  The Audit Committee pre-approved all of the audit and non-audit services rendered by PricewaterhouseCoopers LLP as listed above.

STOCKHOLDER PROPOSALS

Any stockholder proposals for the 2010 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company by December 31, 2009 to be eligible for inclusion in the Company’s proxy statement and accompanying proxy for such meeting, unless the date of the 2010 Annual Meeting of Stockholders is changed by more than 30 days from May 29, 2010, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2010 Annual Meeting of Stockholders.  If a stockholder intends to bring a matter before the 2010 Annual Meeting of Stockholders other than by submitting a proposal for inclusion in the Company’s proxy statement and accompanying proxy for such meeting, the stockholder must provide notice of the proposal to the Secretary of the Company at Chemed’s principal executive offices not later than March 16, 2010 in order for such notice to be considered timely.  In the case of untimely notice of a proposal, persons named in the proxies solicited by the Company for the 2010 Annual Meeting of Stockholders (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in its proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Proxy Statement and the Company’s 2008 Annual Report are available on the Company’s Web site at http://ir.chemed.com/phoenix.zhtml?c=72704&p=IROL-seccat.

Information on how to obtain directions to be able to attend the meeting and vote in person are available by contacting :

Innisfree M&A Incorporated
Stockholders May Call Toll-Free:  (877) 825-8631
Banks and Brokers May Call Collect:  (212) 750-5833

—or—

You may write to us at:

Chemed Corporation
Investor Relations
2600 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202-4726

The Company makes available, free of charge on its Web site, the Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC. These documents are posted on the Web site at www.chemed.com. Select the “SEC Filings” link.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC (without exhibits) will also be made available to stockholders without charge upon written request to Chemed Investor Relations, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

DUPLICATE
ANNUAL REPORT AND PROXY STATEMENT

If you are a stockholder of record and share an address with another stockholder and have received only one copy of the Company’s 2008 Annual Report  or Proxy Statement, you may write or call the Company to request a separate copy of these materials at no cost to you.  In addition, if you are a stockholder of record and share an address with another stockholder and have received multiple copies of the Company’s 2008 Annual Report  or Proxy Statement, you may write or call the Company to request delivery of a single copy of such materials in the future.  You may write to the Company at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726, Attn: Investor Relations, or call 1-800-2CHEMED or 1-800-224-3633.

OTHER MATTERS

As of the date of this Proxy Statement, management has not been notified of any stockholder proposals intended to be raised at the Annual Meeting outside of the Company’s proxy solicitation process nor does it know of any other matters which will be presented for consideration at the Annual Meeting.  However, if any other stockholder proposals or other business should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as is in accordance with their best judgment.

MISCELLANEOUS

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies.  Proxies are being solicited through the mail. Certain executive officers and other employees of the Company named in Annex A, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Stockholders may also be solicited by means of press releases issued by the Company and posted on its Web site.

In addition, the Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies for a fee estimated not to exceed $400,000, plus reasonable out-of-pocket expenses.  The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of the engagement.  Innisfree estimates that approximately 75 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, telephone, fax, email or other electronic means.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions.  The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

The Company estimates that its expenses related to the solicitation in excess of those normally spent for an Annual Meeting of Stockholders in the absence of a proxy contest (and excluding the salaries and wages of the Company’s regular employees and officers) will be approximately $1.5 million, of which $500,000 has been incurred as of the date of this Proxy Statement.

Additional information about persons who are participants in this proxy solicitation is set forth in Annex A.

Naomi C. Dallob Secretary
April 29, 2009

ANNEX A

Information Regarding Participants

Unless otherwise noted, capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the Proxy Statement to which this Annex A is attached.

The Company, its directors, its nominees for directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with the Annual Meeting.  The directors, nominees for directors, executive officers and employees of the Company who are participants in the solicitation (the “Participants”) are listed below, together with the amount of each class of the Company’s securities beneficially owned by each of these persons as of March 31, 2009, including the number of securities for which beneficial ownership can be acquired within 60 days of such date.  Except as otherwise noted below, no Participant listed below owns any securities of the Company other than shares of Capital Stock, and no Participant listed below owns any securities of the Company of record that such Participant does not own beneficially.  Except as otherwise noted below, the business address of each Participant is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

Name	Title	Amount of Capital Stock Beneficially Owned (1)

Kevin J. McNamara	Director, President and Chief Executive Officer	189,412	Direct
		352,665	Option
			Trustee (2)

Joel F. Gemunder (3)	Director	14,476	Direct
		6,952	Trustee (4)

Patrick P. Grace (5)	Director	5,200	Direct

Thomas C. Hutton	Director and Vice President	80,859	Direct (6)
		34,666	Option
		170,776	Trustee (2) (7)

Walter L. Krebs	Director	14,748	Direct
Sandra E. Laney	Director	169,921	Direct (8)
		40,000	Option
		22,162	Trustee (2)

Andrea R. Lindell (9)	Director	1,000	Direct

Ernest J. Mrozek (10)	Director Nominee	0

Timothy S. O’Toole	Director and Executive Vice President	41,440	Direct

Thomas P. Rice (11)	Director Nominee	0

Donald E. Saunders (12)	Director	7,731	Direct

George J. Walsh III (13)	Chairman of the Board	3,700	Direct

Frank E. Wood (14)	Director	3,400	Direct

Spencer S. Lee	Executive Vice President	35,954	Direct
		158,665	Option

Arthur V. Tucker, Jr.	Vice President and Controller	23,718	Direct
		57,333	Option

David P. Williams	Executive Vice President and Chief Financial Officer	75,747	Direct
		127,499	Option

(1)
Includes securities beneficially owned by (a) the participant, (b) any organization of which the participant is an officer, partner or beneficial owner of 10% or more of any class of equity securities, (c) any trust or other estate in which the participant has a substantial beneficial interest, (d) any relative or spouse of the participant, or any relative of such spouse, who has the same home as the participant or who is a director or officer of the Company or any of its subsidiaries and (e) any trust or other estate as to which the participant serves as trustee or in a similar fiduciary capacity. Such securities include shares of Capital Stock allocated as of March 31, 2009, to the account of each participant under the Retirement Plan or, with respect to Mr. Gemunder, allocated to his account as of March 31, 2009, under the Omnicare Savings Plan). “Direct” refers to securities in categories (a) through (d) and “Trustee” to securities in category (e). Where securities would fall into both “Direct” and “Trustee” classifications, they are included under “Trustee” only. “Option” refers to shares of Capital Stock which the named person or group has a right to acquire within 60 days from March 31, 2009.

(2)
Messrs.  McNamara and T. C. Hutton and Ms. Laney are trustees of the Chemed Foundation, which holds 123,476 shares of Capital Stock over which the trustees share both voting and investment power.  This number is not reflected in the respective holdings of the individual trustees.

(3)	Mr. Gemunder’s business address is 1600 RiverCenter II, 100 East RiverCenter Blvd., Covington, KY 41011.
(4)
The shares of Capital Stock beneficially owned by Mr. Gemunder include shares owned by his associate, Amelia Partners, which owns 6,952 shares of Capital Stock.  Amelia Partners’ address is 1600 RiverCenter II, 100 East RiverCenter Blvd., Covington, KY  41011.

(5)	Mr. Grace’s business address is 1100 Park Ave., New York, NY 10128.
(6)
The shares of Capital Stock beneficially owned by Mr. T. C. Hutton include shares owned by his associates. Such shares include: 3,026 shares owned by his spouse, Elizabeth H. Hutton; 6,058 shares owned by his son, Thomas S. Hutton; 6,070 shares owned by his daughter, Elizabeth A. Hutton; and 5,900 shares owned by his son John E. Hutton. The address shared by the foregoing individuals is 39 Homesdale Road, Bronxville, NY 10708.

(7)
The shares of Capital Stock held by Mr. T. C. Hutton include 126,432 shares of Capital Stock that were directly held by Mr. E. L. Hutton and 22,162 shares of Capital Stock held by Mr. E. L. Hutton as “Trustee” prior to his death on March 3, 2009.  As of March 31, 2009, such shares are held in the estate of Mr. E. L. Hutton.  Mr. T. C. Hutton is co-executor of such estate and, as such, has shared voting and dispositive power of the 148,594 shares previously held by Mr. E. L. Hutton.

(8)	The shares of Capital Stock beneficially owned by Ms. Laney include shares owned by her spouse, D. Michael Laney, who owns 17,200 shares of Capital Stock. Mr. Laney’s address is 500 Indian Hill Trail, Cincinnati, OH 45243.
(9)	Ms. Lindell’s business address is 3110 Vine St., Cincinnati, OH 45219.
(10)	Mr. Mrozek has no business address at present.
(11)	Mr. Rice’s business address is 4209 Buckskin Wood Dr., Ellicott City, MD 21042.
(12)	Mr. Saunders’s business address is Upham Hall, Miami University, Oxford, OH 45056.
(13)	Mr. Walsh’s business address is 335 Madison Ave., New York, NY 10017.
(14)	Mr. Wood’s business address is 312 Walnut St., Cincinnati, OH 45202.

Information Regarding Transactions in the Company’s Securities
by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by Participants during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Amount of Capital Stock	Transaction Footnote

Kevin J. McNamara	05/10/2007	(840)	(9)
	05/21/2007	400	(1)
	05/21/2007	100,000	(2)
	06/27/2007	4,000	(1)
	06/27/2007	(1,598)	(6)
	06/28/2007	(1,520)	(9)
	11/13/2007	(7,700)	(10)
	11/14/2007	(7,300)	(10)
	11/16/2007	8,500	(3)
	01/01/2008	(2,256)	(6)
	01/01/2008	(972)	(8)
	02/13/2008	9,615	(3)
	05/19/2008	400	(1)
	05/19/2008	100,000	(2)
	10/24/2008	(15,000)	(10)
	10/24/2008	20,000	(5)
	10/24/2008	(13,576)	(7)
	10/24/2008	400	(5)
	10/24/2008	(260)	(7)
	11/10/2008	20,000	(5)
	11/10/2008	(12,997)	(7)
	11/12/2008	(2,000)	(10)
	11/12/2008	(2,000)	(10)
	11/12/2008	(2,000)	(10)
	02/20/2009	(2,578)	(6)
	02/20/2009	(1,112)	(8)
	02/19/2009	11,359	(3)
	02/19/2009	100,000	(2)
Joel F. Gemunder	05/21/2007	1,000	(1)
	05/19/2008	1,000	(1)
Patrick P. Grace	05/21/2007	1,000	(1)
	05/19/2008	1,000	(1)
Thomas C. Hutton	05/21/2007	400	(1)
	05/21/2007	9,000	(2)
	06/27/2007	700	(1)
	06/27/2007	(236)	(6)
	11/08/2007	14,000	(2), (5)
	11/08/2007	(7,646)	(7)
	06/19/2007	(672)	(9)
	06/28/2007	(492)	(9)
	11/16/2007	1,700	(3)
	11/28/2007	(320)	(9)
	01/01/2008	(789)	(6)
	02/13/2008	750	(3)
	01/24/2008	(243)	(9)

Name	Transaction Date	Amount of Capital Stock	Transaction Footnote

	03/24/2008	(1,291)	(9)
	03/24/2008	(213)	(9)
	05/19/2008	400	(1)
	05/19/2008	9,000	(2)
	10/30/2008	(6,818)	(10)
	02/19/2009	909	(3)
	02/19/2009	9,000	(2)
Walter L. Krebs	05/21/2007	1,000	(1)
	05/19/2008	1,000	(1)
Sandra E. Laney	05/18/2007	2,000	(5)
	05/18/2007	(977)	(7)
	05/21/2007	1,000	(1)
	02/29/2008	21,000	(5)
	02/29/2008	(12,309)	(7)
	05/19/2008	1,000	(1)
	05/25/2008	(5,132)	(12)
	09/30/2008	22,042	(13)
Andrea R. Lindell	05/19/2008	1,000	(1)
Timothy S. O’Toole	05/21/2007	400	(1)
	05/21/2007	20,000	(2)
	06/27/2007	2,200	(1)
	06/27/2007	(698)	(6)
	10/04/2007	(10,000)	(10)
	11/16/2007	4,500	(3)
	01/01/2008	(1,700)	(6)
	02/13/2008	5,000	(3)
	05/19/2008	400	(1)
	05/19/2008	32,500	(2)
	05/29/2008	(10,000)	(10)
	09/04/2008	(10,000)	(10)
	11/17/2008	(2,128)	(10)
	11/18/2008	(7,818)	(10)
	02/19/2009	5,997	(3)
	02/19/2009	35,000	(2)
Donald E. Saunders	05/21/2007	1,000	(1)
	07/17/2007	(300)	(10)
	07/17/2007	64	(4)
	05/19/2008	1,000	(1)
George J. Walsh III	11/20/2007	200	(11)
	10/13/2008	200	(11)
	10/14/2008	150	(11)
	11/25/2008	(4,300)	(10)
Frank E. Wood	05/21/2007	1,000	(1)
	05/19/2008	1,000	(1)
Spencer S. Lee	05/08/2007	6,000	(5)
	05/08/2007	(3,348)	(7)
	05/08/2007	(5,036)	(10)
	05/09/2007	(1,000)	(10)
	05/09/2007	(200)	(10)
	05/09/2007	(1,000)	(10)
	05/09/2007	(800)	(10)
	05/21/2007	19,000	(2)
	06/27/2007	1,750	(1)
	06/27/2007	(625)	(6)
	09/19/2007	(1000)	(10)
	09/24/2007	(64)	(9)

Name	Transaction Date	Amount of Capital Stock	Transaction Footnote

	11/16/2007	3000	(3)
	01/01/2008	(1,531)	(6)
	02/13/2008	1,500	(3)
	05/19/2008	19,000	(2)
	07/31/2008	(1,000)	(10)
	07/31/2008	(1,000)	(10)
	07/31/2008	(1,000)	(10)
	07/31/2008	(1,000)	(10)
	09/22/2008	19,000	(5)
	09/22/2008	(11,200)	(7)
	10/24/2008	(2,000)	(10)
	10/31/2008	(1,000)	(10)
	12/09/2008	(100)	(9)
	02/19/2009	1,817	(3)
	02/19/2009	19,000	(2)
Arthur V. Tucker, Jr.	05/10/2007	11,000	(5)
	05/10/2007	(5,845)	(7)
	05/11/2007	(4,203)	(10)
	05/21/2007	18,000	(2)
	06/27/2007	1,100	(1)
	06/27/2007	(439)	(6)
	11/16/2007	2,400	(3)
	01/01/2008	(1,011)	(6)
	02/13/2008	2,000	(3)
	02/27/2008	1,000	(5)
	02/27/2008	(559)	(7)
	02/27/2008	16,000	(5)
	02/27/2008	(8,836)	(7)
	05/01/2008	(3,000)	(10)
	05/01/2008	(3,000)	(10)
	05/19/2008	18,000	(2)
	07/31/2008	15,000	(5)
	07/31/2008	(10,375)	(7)
	08/04/2008	(8,582)	(10)
	02/19/2009	2,408	(3)
	02/19/2009	18,000	(2)
David P. Williams	05/21/2007	50,000	(2)
	06/27/2007	2,200	(1)
	06/27/2007	(658)	(6)
	08/03/2007	5,000	(11)
	11/16/2007	4,500	(3)
	01/01/2008	(1,610)	(6)
	02/13/2008	3,900	(3)
	05/14/2008	(6,000)	(10)
	05/19/2008	35,000	(2)
	11/11/2008	20,000	(5)
	11/11/2008	(12,898)	(7)
	11/11/2008	10,000	(5)
	11/11/2008	(6,524)	(7)
	11/11/2008	(5,129)	(10)
	11/12/2008	(16,671)	(10)
	11/13/2008	(200)	(10)
	02/19/2009	4,680	(3)
	02/19/2009	35,000	(2)

_____________________
(1)  Award of fully vested stock.
(2)  Award of stock options.
(3)  Award of restricted stock.
(4)  Acquisition upon dividend reinvestment.
(5)  Exercise or conversion of derivative security exempted pursuant to Rule 16b-3.
(6)  Payment of tax obligation.
(7)  Payment of purchase price and tax obligation on stock option award exercise.
(8)  Disposition pursuant to Rule 16b-3(e) per Domestic Relations Order.
(9)  Bona fide gift.
(10)  Open-market or private sale of non-derivative or derivative security.
(11)  Open-market or private purchase of non-derivative or derivative security.
(12)  Distribution of pension stock to spouse.
(13)  Distribution of stock from the Excess Benefit Plan.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

●	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

●	No Participant beneficially owns, directly or indirectly, any securities of any subsidiary of the Company.

●
Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

●
No Participant or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

●
No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

●
No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each nominee, such nominee’s interest in election to the Board of Directors.

Except as otherwise disclosed in this Proxy Statement, (a) no occupation carried on by any director during the past five years was carried on with any corporation or organization that is a parent, subsidiary or other affiliate of the Company, (b) there are no family relationships among any of the directors and any executive officer of the Company, nor is there any arrangement or understanding between any director, executive officer and any other person pursuant to which that director or executive officer was selected as a director or executive officer of the Company, as the case may be and (c) there are no material proceedings in which any director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

This Proxy is Solicited on Behalf of the Board of Directors of Chemed Corporation for the
2009 Annual Meeting of Chemed Corporation Stockholders
May 29, 2009, 11:00 a.m. Eastern Time

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Chemed
Corporation for the upcoming Annual Meeting of Stockholders.

PLEASE VOTE TODAY!

PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE EASY WAYS
(See reverse side for instructions)

WHITE PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors of Chemed Corporation for the
2009 Annual Meeting of Chemed Corporation Stockholders

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2009, and revoking all prior proxies, hereby appoints Messrs. McNamara and Walsh, and each of them as Proxy Holders with full power of substitution, to act and vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders (including any adjournments or postponements) of CHEMED CORPORATION to be held on May 29, 2009, at 11:00 a.m. Eastern Time at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, with all powers the undersigned would possess if personally present, on the proposals described in the Proxy Statement, including the election of directors, and, in accordance with their discretion, on any other business that may come before the meeting.

The shares represented by this instrument of proxy will be voted.  Where a choice is specified, the proxy will be voted as directed.  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If no direction is made, the Proxy will be voted:  (a) “FOR” all of the Company’s director nominees in Proposal 1 and (b) “FOR” Proposal 2. The Proxy Holders cannot vote your shares unless you sign and return this card.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

CHEMED CORPORATION

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, seven days a week through 12:00 AM Eastern Time on May 29, 2009.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET https://www.proxyvotenow.com/che	TELEPHONE 1-866-860-0412 in the U.S. or Canada 1-215-521-1344 outside the U.S. and Canada	MAIL
● Go to the Web site address listed above. ● Have your WHITE PROXY CARD ready. ● Follow the simple instructions that appear on your computer screen.	● Use any telephone. ● Have your WHITE PROXY CARD ready. ● Follow the simple recorded instructions.	● Mark, sign and date your WHITE PROXY CARD. ● Detach your WHITE PROXY CARD. ● Return your WHITE PROXY CARD in the postage-paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-
Paid Envelope

(continued from other side)

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED (PROPOSAL 1) AND FOR PROPOSAL 2.

PROPOSAL 1 — To elect 01. Kevin J. McNamara, 02. Joel F. Gemunder, 03. Patrick P. Grace, 04. Thomas C. Hutton, 05. Walter L. Krebs, 06. Andrea R. Lindell, 07. Ernest J. Mrozek, 08. Thomas P. Rice, 09. Donald E. Saunders, 10. George J. Walsh III and 11. Frank E. Wood.

			PROPOSAL 2 — Ratification of Audit Committee’s selection of PricewaterhouseCoopers LLP as independent accountants for 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL	WITHHOLD FROM ALL	FOR ALL, WITH EXCEPTIONS
☐	☐	☐
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

☐ Please indicate by marking this box if you also intend to attend the 2009 Annual Meeting of Stockholders.

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s) mark the “FOR ALL, WITH EXCEPTIONS” box and write the number of the excepted nominee(s) in the space below.
			Dated:	, 2009
Signature:
Title or Authority:
Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.